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                                                                  EXECUTION COPY

                            ASSET PURCHASE AGREEMENT


         This ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of September 1, 2004 by and among KINCO, LTD., a Florida limited partnership ("Seller"), KINCO, INC., a Florida corporation (the "General Partner"), NANCY M. MILLS MARITAL TRUST (the "Trust"), BANCBOSTON VENTURES, INC., a Massachusetts corporation ("BancBoston"), ROBERT F. KING ("King") and DANIEL DUETT ("Duett", and, together with the Trust, BancBoston and King, the "Limited Partners"), on the one hand, and ATRIUM WINDOWS AND DOORS OF FLORIDA, LLC, a Delaware limited liability company ("Buyer"), and ATRIUM COMPANIES, INC., a Delaware corporation ("Atrium"), on the other hand. Seller, the General Partner and the Limited Partners are referred to herein collectively as the "Selling Parties" (each, individually, a "Selling Party").

                                   WITNESSETH:

         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, substantially all of the assets used in connection with the business of Seller on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained in this Agreement, each of the parties hereto hereby agrees as follows:

                             ARTICLE 1. DEFINITIONS

         1.1 "AAA" shall have the meaning assigned to such term in Section 12.4 hereof.

         1.2 "Accounts Receivable" shall mean all amounts owed to Seller by its customers and others as of the Closing Date that are classified as "accounts receivable" in accordance with GAAP as consistently applied in the preparation of the Financial Statements.

         1.3 "Affiliate" shall mean, with respect to any person, any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such person. For purposes of this definition, "control" (including, with its correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person, shall include the possession, directly or indirectly, of the power to vote more than fifty percent (50%) of the securities having voting power for the election of directors of such person or otherwise to direct or cause the direction of the management and policies of that person, including by ownership or control of more than fifty percent (50%) of the capital or profits interest of such entity, whether through the ownership of voting securities, by contract or otherwise.

         1.4 "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement dated as of the Closing Date by and among the parties hereto



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relating to the Assumed Agreements and the Assumed Liabilities, substantially in the form of Exhibit A hereto.

         1.5 "Assumed Agreements" shall mean those agreements, contracts, equipment leases, commitments and other written obligations listed on Schedule 1.5, together with all of the open purchase orders and sales contracts of Seller issued or entered into in the ordinary course of business on or prior to the Closing Date.

         1.6 "Assumed Liabilities" shall mean (i) all liabilities and obligations of Seller arising in the ordinary course of business of Seller (including such amounts reflected in the Closing Balance Sheet), (ii) all liabilities and obligations arising on or after the Closing Date under the Assumed Agreements, (iii) all liabilities and obligations arising on or after the Closing Date relating to Buyer's use, occupancy or lease of the Manufacturing Facility, (iv) all liabilities and obligations arising after the Closing Date in connection with the operation of the Business or ownership of the Purchased Assets, and (v) all liabilities or obligations relating to environmental conditions that arise after the Closing Date (other than such environmental conditions that existed prior to the Closing Date), at or on any of the Real Estate; provided, however, that in no event shall the Assumed Liabilities include any Excluded Liabilities (as defined in Section 1.31 hereof).

         1.7 "Bill of Sale" shall mean the Bill of Sale and Assignment dated as of the Closing Date evidencing the transfer of the Purchased Assets from Seller to Buyer, substantially in the form of Exhibit B hereto.

         1.8 "Books and Records" shall mean all books and records, whether in physical, electronic or other media, related to the Business, the Purchased Assets or the employees of Seller, including, without limitation, (i) financial books and records, (ii) mailing, distribution, customer and supplier lists,
(iii) records with respect to pricing, production, product development, sales volume, payment history, costs and legal, Tax and environmental and regulatory matters, (iv) employment records, and (v) records relating to Intellectual Property Rights.

         1.9 "Breaching Party" shall have the meaning assigned to such term in
Section 9.1(a) hereof.

         1.10 "Business" shall mean the manufacture, fabrication, distribution, marketing and installation by Seller of windows and any products related thereto.

         1.11 "Buy/Sell Agreement" shall have the meaning assigned to such term in Section 6.12 hereof.

         1.12 "Cash Adjustment" shall have the meaning assigned to such term in
Section 2.3(a) hereof.

         1.13 "Cash and Cash Equivalents" shall mean currency, certificates of deposit, commercial paper, money market mutual funds, repurchase agreements in respect of any of the foregoing, bank accounts and other similar investments.



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         1.14 "Claim Notice" shall have the meaning assigned to such term in
Section 10.4(a) hereof.

         1.15 "Closing" shall mean the consummation of the transactions contemplated by this Agreement and the Related Agreements (the "Contemplated Transactions").

         1.16 "Closing Balance Sheet" shall have the meaning assigned to such term in Section 2.3(a) hereof.

         1.17 "Closing Date" shall mean the date on which the Closing actually takes place.

         1.18 "Code" shall mean the Internal Revenue Code of 1986, as amended. All citations to provisions of the Code, or to the Treasury regulations promulgated thereunder, shall include any amendments thereto and any substitute or successor provisions thereto.

         1.19 "Confidential Information" shall mean all confidential information, know-how, inventions, designs, customer lists, processes, computer programs (including source code) and technical data and information.

         1.20 "Contemplated Transactions" shall have the meaning assigned to such term in Section 1.15 hereof.

         1.21 "Deductible" shall have the meaning assigned to such term in
Section 10.3(a) hereof.

         1.22 "Employment Agreements" shall have the meaning assigned to such term in Section 6.14 hereof.

         1.23 "Encumbrances" shall have the meaning assigned to such term in
Section 2.7 hereof.

         1.24 "Environmental and Safety Laws" means any and all applicable federal, state and local laws (including but not limited to common law), statutes, ordinances, judgments, decrees, licenses, permits, rules and regulations, or other binding contractual requirement relating to pollution or protection of human health and the environment, worker health and safety, emissions, discharges, releases or threatened releases of any Hazardous Material (as defined in Section 1.36), or otherwise relating to the use, treatment, storage, disposal, transport or handling of any Hazardous Material.

         1.25 "Environmental or Safety Claim" means any claim, demand, complaint, action, suit, proceeding, investigation or notice by any Person alleging potential liability arising out of, based on, or relating to Environmental and Safety Laws or the presence of any Hazardous Material at any location.

         1.26 "ERISA" shall have the meaning assigned to such term in Section 4.16(a) hereof.



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         1.27 "Escrow Agent" shall mean Wells Fargo Bank Texas, N.A.

         1.28 "Escrow Agreement" shall have the meaning assigned to such term in
Section 2.2(a) hereof.

         1.29 "Estimated Closing Balance Sheet" shall mean the estimated closing balance sheet attached as Exhibit K hereto, which was prepared by Seller in accordance with GAAP and setting forth the estimated Working Capital of Seller as of the Closing Date.

         1.30 "Excluded Assets" shall mean (i) all Cash and Cash Equivalents of Seller as of 12:01 a.m. on the Closing Date, (ii) the Manufacturing Facility,
(iii) all minute books, ownership records and seals of Seller, (iv) all Books and Records that Seller is required by law to retain in its possession, (v) all claims of Seller for Tax refunds related to any Tax period (or portion thereof) ending prior to the Closing Date (net of any amounts that may be owed to Buyer as a result of any breach of the representations or warranties set forth in
Section 4.13 or pursuant to Section 10.1(d) hereof), (vi) all rights of Seller in connection with any assets of any Plan (unless such Plan is expressly adopted in writing by Buyer), (vii) all rights of the Selling Parties arising under this Agreement, (viii) all insurance policies of Seller and all rights as primary beneficiary to make claims or receive proceeds thereunder (subject to Buyer's and Atrium's rights to be named as additional insureds on such policies pursuant to Section 8.11 hereof); and (ix) all other tangible and intangible assets of Seller set forth on Schedule 1.30.

         1.31 "Excluded Liabilities" shall mean (a) any liabilities or obligations of Seller relating to environmental conditions, known or unknown, existing on or prior to the Closing Date, at, on or in the near vicinity of any real property or facility (including the Real Estate) used or owned at any time by Seller or any of its predecessors-in-interest; (b) any federal, state, local or foreign Taxes of any kind (including any cost, penalty, interest expense or fine related to any Tax deficiency) imposed by any taxing authority payable by, or attributable to, or imposed on or with respect to, any Selling Party or the Purchased Assets with respect to any Tax period (or portion thereof) ending on or prior to the Closing Date, except for such sales, use and other tax and license amounts expressly accrued for on the Closing Balance Sheet; (c) any indebtedness of any of the Selling Parties owed to any other Selling Party or (other than as described in clause (k) below) to any Selling Party's management or employees; (d) any indebtedness for borrowed money or any guarantee of indebtedness for borrowed money of any Selling Party; (e) all liabilities and obligations arising out of or related to any litigation, arbitration or other proceeding pending or, to the Knowledge of Seller, threatened against any of the Selling Parties or their Affiliates as of the Closing Date; (f) any liabilities or obligations of any of the Selling Parties in respect of any agreement, contract, lease or commitment other than the Assumed Agreements; (g) any capital lease obligations of Seller; (h) any liability or obligation under or related to any Plan, including any employee benefit plan, within the meaning of Section 3(3) of ERISA, which any of the Selling Parties or any of their ERISA Affiliates (as defined in Section 4.16(a) of this Agreement) has ever sponsored or to which any of them has ever contributed (except for liabilities or obligations arising after the Closing Date under any such Plan that is expressly adopted in writing by Buyer



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or Atrium); (i) any deferred compensation accrued or owing by any Selling Party as of the Closing Date (including any accrued bonuses owing to Gates Dearen and/or Robert F. King); (j) any liability or obligation under the WARN Act (or any similar state law) arising or related to any period prior to the Closing Date; (k) except for such amounts expressly accrued on the Closing Balance Sheet, any liability for compensation, accrued bonuses, benefits, vacation pay, sick leave or severance pay, or any fines or penalties assessed by any governmental authority that relates to services performed before the Closing by any employees of Seller or other service providers for Seller; (l) any fees and/or expenses of the Selling Parties relating to the Contemplated Transactions; (m) any liabilities or obligations relating to the Excluded Assets or not arising out of the Business; (n) any outstanding and/or unpaid checks written by Seller as of the Closing Date; (o) any liabilities or obligations for professional fees of Seller (including but not limited to any audit, attorney or brokerage fees); (p) any liabilities of Seller not covered, in whole or in part, by insurance as a result of Seller's lack of an occurrence-based commercial general liability policy (whether primary, excess or umbrella) during the period from July 21, 2003 to January 31, 2004, as described in Schedule 4.27; (q) any liability related to any claim made by any current or former employee of Seller (including but not limited to any worker's compensation claims) to the extent such claim relates to such employee's employment with Seller prior to the Closing Date; (r) any liabilities of Seller related to or associated with any insurance audit or review conducted by any insurance company or any governmental authority, including any monies deemed to be owed as a result thereof, regarding any period prior to the Closing Date; and (s) any other debt or liabilities of Seller not reflected in the Financial Statements, the Closing Balance Sheet or on a Schedule hereto.

         1.32 "Exhibits" shall mean the Exhibits to this Agreement.

         1.33 "Financial Statements" shall mean, collectively, (i) the audited balance sheets of Seller and related statements of earnings, retained earnings and cash flows at and for the fiscal years ended December 31, 2003, 2002 and 2001, together with the reports thereon by Seller's independent certified public accountants (the "Audited Financial Statements"); (ii) the unaudited balance sheets of Seller and related interim statements of earnings at and for the quarters ended March 31 and June 30, 2004 (together with the financial statements referred to in clause (iii) of this Section 1.33, the "Unaudited Financial Statements"); and (iii) all financial statements required to be delivered to Buyer pursuant to Section 4.5(b) hereof.

         1.34 "Fixed Assets" shall mean all leasehold improvements, machinery, equipment, auxiliary equipment, fixtures attached to or associated with the equipment or machinery, machine parts, shop tools and equipment, spare parts, supplies, office equipment, computers, furniture, furnishings, office supplies, sales and promotional materials and motor vehicles owned by Seller and used in connection with the conduct of the Business as currently conducted by Seller on the Closing Date or that, upon refurbishment, could be used in connection with the conduct of the Business, including but not limited to those listed on
Schedule 1.34; provided, however, that Fixed Assets shall not include any Excluded Assets.

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         1.35 "GAAP" shall mean United States generally accepted accounting principles, in effect from time to time, consistently applying the same principles, policies and practices used in the preparation of the Audited Financial Statements.

         1.36 "Hazardous Material" means any material, substance or compound which is, or the emission, discharge, transport, storage, treatment or release of which is, regulated under Environmental and Safety Laws, whether constituting a useful product or otherwise, including without limitation any pollutant, contaminant, waste, hazardous waste, hazardous substance, toxic substance, hazardous material, extremely hazardous material, asbestos, polychlorinated biphenyl, petroleum, or any refined product, fraction, byproduct or constituent thereof.

         1.37 "Indemnified Losses" shall have the meaning assigned to such term in Section 10.1 hereof.

         1.38 "Indemnified Party" shall have the meaning assigned to such term in Section 10.3(a) hereof.

         1.39 "Indemnifying Party" shall have the meaning assigned to such term in Section 10.4(a) hereof.

         1.40 "Indemnity Caps" shall have the meaning assigned to such term in
Section 10.3 hereof.

         1.41 [Intentionally omitted.]

         1.42 "Intellectual Property Rights" shall have the meaning assigned to such term in Section 4.26(a) hereof.

         1.43 "Inventory" shall mean all raw materials and supplies, work in process, finished goods, packaging and other manufacturing supplies owned by any of the Selling Parties as of the Closing Date that is used in connection with the Business and is classified as "inventory" in accordance with GAAP as applied in the preparation of the Financial Statements.

         1.44 "Knowledge" shall mean, with respect to Seller and the General Partner, the actual knowledge, after reasonable inquiry, of each of Robert F. King, Gates Dearen, Ron Sapp, Jerry Decker, Kevin Kirkland, Randy Hile and Larry Lachman.

         1.45 "Lease Agreement" shall have the meaning assigned to such term in
Section 6.17 hereof.

         1.46 "Leased Real Estate" shall mean the real property described on
Schedule 1.46, together with the improvements thereon and the leasehold interests therein.



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         1.47 "Manufacturing Facility" shall mean Seller's window manufacturing facility located at 5245 Old Kings Road, North Jacksonville, Florida 32254, including the improvements and fixtures attached thereto identified on Schedule 1.47.

         1.48 "Material Adverse Effect" shall mean, individually or in the aggregate, a material adverse effect upon the business, operations, properties, assets, liabilities or financial condition of Seller or the Business, taken as a whole, that results or is reasonably likely to result in any damage, destruction or loss to the Business or adjustment to the Business's current earnings of $100,000 or more.

         1.49 "Non-Breaching Party" shall have the meaning assigned to such term in Section 9.1(a) hereof.

         1.50 "Non-Compete Period" shall have the meaning assigned to such term in Section 11.2 hereof.

         1.51 "Owned Real Estate" shall mean the real property described on
Schedule 1.51, together with the improvements thereon and the leasehold interests therein, which constitutes all of the real property owned by Seller or its Affiliates and that is used by or in connection with the Business.

         1.52 "Parent" shall mean Atrium Corporation, a Delaware corporation.

         1.53 "Parent Stock" shall mean the common stock, par value $.01 per share, of Parent.

         1.54 "Permits" shall have the meaning assigned to such term in Section
4.18 hereof.

         1.55 "Permitted Encumbrances" shall mean those exceptions to title set forth on the Title Policy (as defined in Section 6.16) and approved by Buyer, such approval not to be unreasonably withheld.

         1.56 "Person" shall mean any individual, corporation, general or limited partnership, limited liability company, limited liability partnership, joint venture, estate, trust, association, organization, governmental body or other entity or body.

         1.57 "Plans" shall have the meaning assigned to such term in Section 4.16(a) hereof.

         1.58 "Purchased Assets" shall mean the Accounts Receivable, Assumed Agreements, Books and Records, Fixed Assets, Intellectual Property Rights, Inventory, Owned Real Estate (other than the Manufacturing Facility), any and all monies or damages awarded by any court, arbitrator or administrative body to Seller after the Closing in connection with the Business (except for, and to the extent of, any claim for which the Selling Parties are obligated to indemnify Buyer or Atrium pursuant to Article 10 hereof), all rights against third parties arising out of the Business after the Closing (including any and all claims of Seller (including all future claims) or rights as an



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additional insured under any of the current insurance policies listed on
Schedule 4.27), any monies being held in escrow to guaranty any obligation of the Business (excluding any escrowed funds pursuant to the Escrow Agreement), and all other assets (whether tangible or intangible) used in or arising out of the conduct of the Business as currently conducted by the Selling Parties, but excluding the Excluded Assets.

         1.59 "Purchase Price" shall have the meaning assigned to such term in
Section 2.2 hereof.

         1.60 "Real Estate" shall mean the Leased Real Estate and the Owned Real Estate.

         1.61 "Related Agreements" means the agreements listed as Exhibits to this Agreement.

         1.62 "Release" means any release, threatened release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, migrating or presence of any Hazardous Material in the environment.

         1.63 "Safety and Environmental Permits" shall have the meaning assigned to such term in Section 4.22(a) hereof.

         1.64 "Schedules" shall mean the Schedules to this Agreement, as referred to herein, that have been delivered to the parties and initialed or otherwise signed by the parties to confirm their receipt thereof.

         1.65 "Tax Returns" means any return, report, statement, election, information return or other document (including any related or supporting information) filed or required to be filed with any governmental entity in connection with the determination, assessment, collection or administration of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes.

         1.66 "Tax" or "Taxes" means taxes, charges, fees, imposts, levies, interest, penalties, fines, additions to tax or other assessments or fees of any kind, including, but not limited to, income, corporate, capital, estimated, deferred, excise, property, real property, sales, use, turnover, environmental, gross receipts, ad valorem, transfer, gains, profits, inventory, capital stock, license, payroll, employment, unemployment, social security, workers' compensation, stamp, value added and franchise taxes, required deposits, deductions, withholdings and customs duties, imposed by any governmental entity, together with any obligations under Treas. Reg. Section 1.1502-6 (or comparable provisions of state, local or foreign Tax law) or any agreement or arrangement with any Person with respect to the liability for, or sharing of, Taxes, and including any liability as a successor or transferee, by contact or otherwise, in respect of Taxes.

         1.67 "Third Party Accounting Firm" shall have the meaning assigned to such term in Section 2.3(b) hereof.

         1.68 "Transaction Deadline Date" means September 1, 2004.



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         1.69 "Transferee Employees" shall have the meaning assigned to such term in Section 8.12(a) hereof.

         1.70 "WARN ACT" shall have the meaning assigned to such term in Section 4.6(q) hereof.

         1.71 "Warrant" shall have the meaning assigned to such term in Section
6.11 hereof.

         1.72 "Working Capital" means Inventory, Accounts Receivable and any other current assets of Seller (other than Cash and Cash Equivalents or any other Excluded Assets), less any accounts payable and any other current liabilities (other than any Excluded Liabilities), as reflected on the Closing Balance Sheet and all as determined in accordance with GAAP.

                     ARTICLE 2. PURCHASE AND SALE OF ASSETS

         2.1 Purchased Assets. Subject to the terms and conditions of this Agreement, at the Closing, Seller hereby agrees to sell, convey, transfer and assign all of Seller's right, title and interest in and to the Purchased Assets to Buyer and Buyer hereby agrees, in accordance with Section 2.2 hereof, to purchase the Purchased Assets.

         2.2 Purchase Price. Subject to the terms and conditions of this Agreement, at the Closing, the purchase price for the Purchased Assets shall be $26,773,075 and shall be paid by Buyer and Parent as follows (the "Purchase Price"):

                  (a) In order to secure the Selling Parties' obligations to indemnify Buyer and Atrium, if so required, pursuant to Article 10 hereof, Buyer shall deliver or cause to be delivered to the Escrow Agent $2,700,000 in cash by wire transfer of immediately available funds (the "Escrow Funds"), and such amounts shall be held by the Escrow Agent, subject to the terms and conditions of, and for the period set forth in, an Escrow Agreement substantially in the form of Exhibit C hereto (the "Escrow Agreement"); and

                  (b) Buyer shall deliver or cause to be delivered to the Escrow Agent $23,923,075 (which amount shall be adjusted, dollar-for-dollar, after the Closing in the amount, if any, by which the remaining payments owed by Seller as of the date hereof under the vinyl manufacturing equipment purchase agreement with VEKA, Inc. identified on Schedule 1.5 exceeds (in which case there will be a downward adjustment) or falls short of (in which case there will be an upward adjustment) $351,925, such adjustment, if any, to be made simultaneous with the Cash Adjustment to be made pursuant to Section 2.3), in cash by wire transfer of immediately available funds (the "Payment Funds"), and such Payment Funds shall be paid by the Escrow Agent as set forth in Schedule A to the Escrow Agreement in the amounts set forth therein; and

                  (c) Parent shall, at the direction of Seller and on behalf of Buyer, deliver or cause to be delivered to Gates Dearen the Warrant entitling such person the



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right to purchase up to and including 150 shares of Parent Stock (based on a value of $1,000 per share), at a per share price as set forth in such Warrant.

         2.3 Post-Closing Adjustment to the Purchase Price.

                  (a) Within sixty (60) days subsequent to the Closing Date, Buyer shall prepare in accordance with GAAP and the Estimated Closing Balance Sheet and deliver to Seller a consolidated balance sheet of the Business as of the close of business on the Closing Date (the "Closing Balance Sheet"). Upon completion of the Closing Balance Sheet, Buyer shall determine the post-closing cash adjustment (the "Cash Adjustment"), which Cash Adjustment shall be equal to the difference between the Working Capital of the Business as set forth on the Closing Balance Sheet and $11 million. If the Working Capital of the Business as set forth on the Closing Balance Sheet is less than $11 million, Seller shall pay to Buyer an amount equal to the Cash Adjustment. If the Working Capital of the Business as set forth on the Closing Balance Sheet is greater than $11 million, Buyer shall pay to Seller an amount equal to the Cash Adjustment. Notwithstanding the foregoing, neither party shall (i) be required to pay a Cash Adjustment under this Section 2.3 unless such Cash Adjustment exceeds $100,000, in which case the applicable party shall pay only such portion of the Cash Adjustment that exceeds $100,000, and (ii) be required, in any event, to pay a Cash Adjustment under this Section 2.3 that exceeds $900,000. Concurrently with Buyer's delivery to Seller of the Closing Balance Sheet, Buyer shall deliver to Seller a reasonably detailed calculation of the Cash Adjustment along with the basis for such calculations. If Seller does not object to the amount of the Cash Adjustment within thirty (30) days of receipt thereof, such Cash Adjustment shall be final and binding and Seller shall pay to Buyer, or Buyer shall pay to Seller, as the case may be, no later than the fifth (5th) business day after the thirtieth (30th) day following receipt of the calculation of the Cash Adjustment an amount in cash equal to the Cash Adjustment, if any.

                  (b) If Seller objects to the Cash Adjustment, if any, it shall notify Buyer in writing within thirty (30) days following receipt thereof, setting forth in specific detail the basis for its objection and its proposal for any adjustments to the Cash Adjustment. Buyer and Seller shall seek in good faith to reach agreement as to any such proposed adjustment or that no such adjustment is necessary within thirty (30) days following Buyer's receipt of written notice of Seller's objection. If agreement is reached in writing within such period as to all proposed further adjustments, or that no adjustments are necessary, the parties shall make such adjustments, if any, and the Cash Adjustment shall be based thereon. If Buyer and Seller are unable to reach agreement within thirty (30) days following Buyer's receipt of written notice of Seller's objection, then a "Big-4" independent accounting firm as agreed upon by Buyer and Seller (the "Third Party Accounting Firm") shall be engaged to review the proposed Cash Adjustment and, to the extent necessary, the Closing Balance Sheet, and such Third Party Accounting Firm shall make a determination as to the resolution of any adjustments necessary to cause the Cash Adjustment to have been properly prepared in accordance with this Agreement. All such resolutions shall relate only to such matters as are still in dispute and shall represent either agreement with the position taken by Buyer or Seller or a compromise between such positions. The determination of the Third Party Accounting



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Firm shall be delivered as soon as practicable following selection of the Third
Party Accounting Firm and shall be final, conclusive and binding upon the parties. Thereafter, Seller shall pay to Buyer, or Buyer shall pay to Seller, as the case may be, not later than five (5) business days following the determination of adjustments by the Third Party Accounting Firm, an amount in cash equal to the Cash Adjustment, if any, as determined by the Third Party Accounting Firm. All fees and expenses of the Third Party Accounting Firm shall be borne pro rata by Buyer and Seller in proportion to the allocation of the dollar amount of changes made by the Third Party Accounting Firm.

         2.4 Assumed Liabilities. At the Closing, Buyer shall assume and hereby covenants and agrees to perform, pay and discharge, at no cost or expense to the Selling Parties, the Assumed Liabilities pursuant to the terms of the Assignment and Assumption Agreement.

         2.5 Excluded Liabilities. Subject to the provisions contained in
Article 10, neither Buyer nor Atrium shall assume or in any way be responsible for, and the Selling Parties shall remain solely responsible for, the Excluded Liabilities. Subject to the provisions contained in Article 10, the Selling Parties covenant and agree to cause, at no expense or cost to Buyer or Atrium, all Excluded Liabilities to be fully paid, discharged and satisfied as of the Closing Date or shall fully pay, discharge and satisfy such Excluded Liabilities when due and payable after the Closing Date, as applicable, unless such Excluded Liabilities are being contested in good faith by the Selling Parties (provided that the foregoing shall not in any way limit the Selling Parties' obligations to Buyer and Atrium under this Agreement.

         2.6 Allocation of Purchase Price. The Purchase Price shall be allocated among the Purchased Assets as shall be reasonably agreed to among the parties as soon as practicable following the Closing and which allocation among the Purchased Assets shall be in accordance with Section 1060 of the Code and the regulations promulgated thereunder and all applicable provisions of state, local and foreign law. Without limiting the foregoing, Seller shall prepare and deliver to Buyer, prior to Closing, an estimated allocation of the Purchase Price among the Purchased Assets. Unless required by applicable law, no party hereto will, and each party will cause its respective Affiliates not to, take a position on any federal, state, local or foreign Tax Return (including any Asset Acquisition Statement required by Code Section 1060 (Form 8594 (or any successor form)) filed in connection therewith), before any governmental agency charged with the collection of any income tax or in any judicial proceeding that is in any way inconsistent with the final purchase price allocation described in this
Section 2.6.

         2.7 Closing. The Closing shall take place at the offices of Buyer, located at 3890 West Northwest Highway, Suite 500, Dallas, Texas 75220, on or about September 1, 2004, or at such other time and place as shall be mutually agreed upon by the parties (but in all events prior to the Transaction Deadline Date unless otherwise agreed to by the parties). Subject to the terms and conditions of this Agreement, at the Closing, Seller shall deliver the Purchased Assets to Buyer, free and clear of all claims, pledges, security interests, liens, charges and all other encumbrances of any kind (collectively, "Encumbrances"), other than the Assumed Liabilities and the Permitted Encumbrances.

         2.8 Assignment of Contracts and Rights. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any claim, contract, license, lease, commitment, sales order, purchase order or any claim or right, or any benefit arising thereunder or resulting therefrom, if an attempted assignment thereof without the consent of a third party thereto would constitute a breach thereof or in any way affect the rights of Buyer or Seller thereunder. Each of the Selling Parties shall cooperate with Buyer in obtaining the benefits of such claims, contracts, licenses, leases, commitments, sales orders or purchase orders.

         2.9 Further Documents and Statements. Each of the parties hereto hereby agrees to execute and deliver, without further consideration, such documents and instruments in addition to those provided for herein as may be reasonably requested by any other party to effectuate the provisions hereof, whether at or after the Closing, including but not limited to such confirmatory conveyances and assignments as may be reasonably requested.

        ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF THE LIMITED PARTNERS

         Each of the Limited Partners, severally and not jointly, represents and warrants to Buyer and Parent as follows:

         3.1 Ownership. Such Limited Partner is, and at the Closing will be, the lawful owner of record of the partnership interest percentage of Seller set forth opposite such Limited Partner's name on Schedule 3.1 hereto.

         3.2 Legal Capacity; Binding Obligation; No Conflict.

                  (a) Such Limited Partner has full power and legal authority and full legal capacity to execute and deliver this Agreement and the Related Agreements to which it is a party and to consummate and perform the Contemplated Transactions to be performed by such Limited Partner. Such Limited Partner has duly executed and delivered this Agreement and each of the Related Agreements to which it is a party and such Agreement and Related Agreements constitute the legal, valid and binding obligations of such Limited Partner, enforceable against such Limited Partner in accordance with their respective terms, except as enforceability is limited by (i) principles of equity that may restrict the availability of specific performance and other equitable remedies (whether such enforceability is considered in a proceeding in equity or at law) and (ii) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other laws applicable to creditors' rights generally.

                  (b) Except as set forth on Schedule 3.2 hereto, no permit, authorization, consent or approval of, or filing with or notification to, any governmental, regulatory or administrative body or any other third party is required in connection with the execution and delivery of this Agreement and the Related Agreements by such Limited Partner.

                  (c) There is no pending action or proceeding that has been commenced against such Limited Partner that may have the effect of preventing, delaying or making illegal the Contemplated Transactions and, to the knowledge of such Limited Partner, no such action or proceeding has been threatened. Except as set forth on Schedule 3.2 hereto, neither the execution and delivery of this Agreement or the Related Agreements by such Limited Partner nor the consummation by such Limited Partner of the Contemplated Transactions will conflict with, violate, or result in a breach of, default under or the creation of any Encumbrance pursuant to, any agreement to which such Limited Partner is a party or by which he, she or it is bound or any law, order, judgment or decree or any provision of any organizational or operating document or by-laws to which such Limited Partner is subject or bound.

   ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF SELLER AND THE GENERAL PARTNER

         Each of Seller and the General Partner, jointly and severally, represents and warrants to Buyer and Atrium as follows:

         4.1 Organization and Good Standing.

                  (a) Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Florida. The General Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

                  (b) Each of Seller and the General Partner has full power and authority to own, lease and operate its properties and assets (including, with respect to Seller, the Purchased Assets) and to carry on its business as presently conducted and is duly qualified and in good standing as a limited partnership or corporation, as applicable, in each jurisdiction in which the character of properties owned or leased by it or the nature of its business requires such qualification, which jurisdictions are set forth on Schedule 4.1, except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect.

         4.2 Due Authorization; Binding Obligation.

                  (a) Each of Seller and the General Partner has all requisite power and authority, limited partnership, corporate or otherwise, to enter into and deliver this Agreement and the Related Agreements and to perform its obligations hereunder and thereunder and has duly authorized the execution, delivery and performance of this Agreement and the Related Agreements by all necessary limited partnership or corporate action, as the case may be.

                  (b) This Agreement and the Related Agreements have been duly and validly authorized, executed and delivered by each of Seller and the General Partner and constitute such Seller's and General Partner's legal, valid and binding obligation, enforceable in accordance with their respective terms, except as enforceability is limited by (i) principles of equity that may restrict the availability of specific performance and other equitable remedies (whether such enforceability is considered in a proceeding in equity or at law) and (ii) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other laws applicable to creditors' rights generally.

         4.3 Governmental Approvals and Notices. The execution, delivery and performance of this Agreement and the Related Agreements by Seller and the General Partner, and consummation of the Contemplated Transactions, are not subject to the jurisdiction, approval, notification of or consent of any governmental, regulatory or administrative agency.

         4.4 Approvals and Notices Required; Conflict with Other Instruments. Except as described on Schedule 4.4, the execution, delivery and performance of this Agreement and the Related Agreements by Seller and the General Partner and consummation of the Contemplated Transactions will not (a) violate (with or without the giving of notice or the lapse of time or both) or require any consent or approval, filing or notice under and will not conflict with, or result in the breach or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of any of Seller or the General Partner under, Seller's certificate of limited partnership or limited partnership agreement, or under the General Partner's articles of incorporation or bylaws, or under any indenture, mortgage, deed of trust, lease, license agreement, contract, instrument or other agreement, or any law, statute, order, judgment or decree to which any of Seller or the General Partner is a party or by which it or any of the Purchased Assets is subject or bound, except where such violation, conflict, breach, termination, default or acceleration would not have a Material Adverse Effect or adversely affect the ability of the parties to consummate the Contemplated Transactions, or (b) result in the creation of any Encumbrance upon any of the Purchased Assets.

         4.5 Financial Condition.

                  (a) The Audited Financial Statements, correct and complete copies of which are attached hereto as Schedule 4.5(a), were prepared in accordance with GAAP applied on a consistent basis, except as may be indicated in the notes thereto, and present fairly the financial position, results of operations, retained earnings and cash flows of Seller as of December 31, 2003, 2002 and 2001, and for the years then ended.

                  (b) The Unaudited Financial Statements, correct and complete copies of which are attached hereto as Schedule 4.5(b), were prepared in accordance with GAAP (except for the lack of footnotes, customary year-end adjustments consistent with past practice and other presentation items) applied on a basis consistent with that used in the preparation of the Audited Financial Statements (except as described in Section 4.5(g)) and present fairly the financial condition, results of operations, retained earnings and cash flows of Seller as of and for the quarters ended March 31 and June 30, 2004.

                  (c) As soon as completed, and in any event within twenty (20) days following the end of each month ending subsequent to the date hereof and prior to the Closing Date, Seller shall deliver to Buyer and Atrium correct and complete copies of the unaudited balance sheet of Seller as of the end of each such month and the related statements of earnings for each month then ended. The Financial Statements furnished to Buyer and Atrium after the date hereof pursuant to this Section 4.5(c) will be (i) prepared in accordance with GAAP applied on a basis consistent with that used in the preparation of the Audited Financial Statements (except for the lack of footnotes, customary year-end adjustments consistent with past practice and other presentation items), and
(ii) subject to the foregoing, will present fairly the financial condition, results of operations, retained earnings and cash flows of Seller as of and for the month then ended.

                  (d) All Inventory of Seller as set forth in the Financial Statements or on the Closing Balance Sheet, subject to reserves reflected in the Financial Statements, consisted of, and all such inventory as of the Closing Date will consist of, raw materials, supplies, work-in-process, goods in transit and finished goods of a quality and quantity usable or salable in the ordinary course of the Business. The value at which inventories were reflected in the Financial Statements was at the lower of cost or market value adjusted to conform to FIFO inventory valuation principles, all in accordance with GAAP applied on a basis consistent with that of the preceding fiscal year cost.

                  (e) All Accounts Receivable of Seller as set forth in the Financial Statements are, and all such Accounts Receivable which arise between the date hereof and the Closing Date will be, genuine, valid, binding and subsisting, having arisen or arising out of bona fide sales and deliveries of products or the performance of services in the ordinary course of the business consistent with past practice and, subject to reserves reflected in the Financial Statements or on the Closing Balance Sheet, are collectible in the ordinary course of business, subject to no defenses, counterclaims or set-offs (other than in the ordinary course).

                  (f) Seller has no indebtedness or capitalized lease obligations other than as described on Schedule 4.5(f).

                  (g) The Audited Financial Statements and the Unaudited Financial Statements use different accounting principles in recording partial shipments of products as further described on Schedule 4.5(g).

         4.6 Absence of Certain Changes. Except as set forth on Schedule 4.6, since January 1, 2004, Seller and the General Partner have conducted the Business only in the ordinary course consistent with past practice, without extraordinary or unusual transactions, and neither Seller nor the General Partner has:

                  (a) mortgaged, pledged or subjected to any lien, charge or other encumbrance, any portion of Seller's assets,

                  (b) suffered any change, event or condition that individually or in the aggregate has had (or could reasonably be expected to have) a Material Adverse Effect;

                  (c) sold, assigned or transferred any Intellectual Property Rights;

                  (d) suffered any damage, destruction or loss (whether or not covered by insurance) which, in the aggregate, exceeds $100,000;

                  (e) except for purchase orders or sales contracts issued or entered into in the ordinary course of business, borrowed any amount or incurred any obligations or liabilities of any kind, absolute, contingent or otherwise, whether due or to become due, which, in the aggregate, exceed $100,000 in value;

                  (f) made any unfunded or committed to make any unfunded capital expenditures in excess of $100,000;

                  (g) increased or changed the terms of the compensation or benefits payable or to become payable to any of its officers, directors, employees or agents, except increases in the ordinary course of business;

                  (h) made any change in the terms of any bonus, insurance, pension or other benefit plan for or with any of its officers, directors, employees or agents which increases amounts paid, payable or to become payable thereunder, other than in the ordinary course of business;

                  (i) entered into any employment or collective bargaining agreement with any individual, representative, labor organization and/or union;

                  (j) disposed of any assets, other than the disposal of inventory in the ordinary course of business, which, in the aggregate, exceed $100,000 in value;

                  (k) written down, written off, compromised or taken any steps to accelerate collection of, any of its accounts receivables;

                  (l) except for purchase orders and sales contracts issued or entered into in the ordinary course of business, entered into any contracts, leases or license agreements which, in the aggregate, exceed $100,000 in value;

                  (m) engaged in, or agreed to engage in, any transaction with any Affiliate;

                  (n) made any change in its accounting procedures or practices;

                  (o) made any changes from its past practice with respect to its credit criteria;

                  (p) made any distribution or transferred any assets to any other Selling Party or any Affiliate thereof; or

                  (q) caused any "employment loss," as such term is defined in the Worker Adjustment and Retraining Notification Act (the "WARN Act").

         4.7 Title. Except as set forth on Schedule 4.7, Seller has, and as of the Closing Date will have and will convey and transfer to Buyer, good and marketable title to the Purchased Assets, free and clear of all Encumbrances (other than the Assumed Liabilities and the Permitted Encumbrances). The Purchased Assets, together with use of the Manufacturing Facility pursuant to the Lease Agreement and utilizing a labor force of substantially similar size to that used by Seller on the date hereof, include all assets necessary to conduct the Business in the manner such Business was conducted by Seller and the General Partner as of and prior to the date hereof.

         4.8 "Foreign Person". Neither Seller nor the General Partner is a "foreign person" within the meaning of Section 1445(f)(3) of the Code and Treasury Regulation Section 1.1445-2(b)(2)(i).

         4.9 Fixed Assets. The Fixed Assets are, and as of the Closing Date will be, in satisfactory operating condition and repair and capable of continued operation in accordance with applicable permits, ordinary wear and tear excepted, subject to routine maintenance and repair in accordance with past practice.

         4.10 Books and Records. The Books and Records have been maintained in the ordinary course of business and reflect bona fide transactions.

         4.11 Real Estate. Except as set forth on Schedule 4.11:

                  (a) Schedule 1.46 and Schedule 1.51, collectively, sets forth a true, correct and complete list of all real property owned, leased or used by any of the Selling Parties in connection with the Business.

                  (b) Seller or Seller's Affiliates have good and marketable title to the Real Estate (other than the Leased Real Estate), and Seller has a valid and subsisting leasehold interest in and to the Leased Real Estate, free and clear of any Encumbrance, except for the Permitted Encumbrances.

                  (c) There are no pending or, to the Knowledge of Seller, threatened condemnation or eminent domain proceedings, lawsuits or administrative actions relating to any of the Real Estate or other matters affecting materially and adversely the current use, occupancy or value thereof, or, to the Knowledge of Seller, any basis therefor.

                  (d) The buildings and improvements used in the operation of the Business are located within the boundary lines of the Real Estate, are not in violation of applicable setback requirements, zoning laws, and ordinances and do not encroach on any easement, except that with respect to the Leased Real Estate the foregoing is to the Knowledge of Seller.

                  (e) All plants, facilities and structures used in the operation of the Business are suitable for the purposes used, are adequate and sufficient for all current operations of their respective businesses and, subject to ordinary wear and tear, are in good operating condition and repair.

                  (f) There are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties other than Seller the right of use or occupancy of any portion of the Real Estate, except that with respect to the Leased Real Estate the foregoing is to the Knowledge of Seller.

                  (g) There are no outstanding options or rights of first refusal to purchase the Real Estate or any portion thereof or interest therein, except that with respect to the Leased Real Estate the foregoing is to the Knowledge of Seller.

                  (h) There are no parties other than Seller in possession of the Real Estate.

                  (i) Ingress and egress to and from the Real Estate is provided over and across publicly dedicated paved streets, which are maintained by the local municipality and, to the Knowledge of Seller, there are no proposals to change such access roads adjoining or abutting the Real Estate or to change the grade of such access roads, except that with respect to the Leased Real Estate the foregoing is to the Knowledge of Seller.

                  (j) The Real Estate is serviced by water, sewer and utility service which has been adequate for Seller's current use thereof.

                  (k) The Real Estate and the improvements erected thereon are currently located in an area whose zoning classification permits the development, use and operation of the Real Estate as currently used without special exception or permit (except that with respect to the Leased Real Estate the foregoing is to the Knowledge of Seller), and none of Seller or the General Partner has received any notice of any proceeding to change adversely or down-zone the existing zoning classification as to any portion of the Real Estate.

                  (l) The improvements to the Real Estate have been constructed in material accordance with, and materially comply with, the requirements of all applicable laws, ordinances, regulations and orders, including without limitation applicable zoning, building and fire safety codes and all restrictive covenants, if any, and other easements, encumbrances or agreements affecting title to the Real Estate (except that with respect to the Leased Real Estate the foregoing is to the Knowledge of Seller), and no written outstanding notices of violation of any law, regulation, ordinance, order or requirement has been received by any of Seller or the General Partner. No portion of the Real Estate is a designated historic property or subject to any laws, ordinances, regulations or orders which, in the event of total or partial casualty, would prevent the reconstruction of the improvements to the Real Estate or the restoration of the current use of such improvements at the time of such casualty as a matter of right without special exception or permit (except that with respect to the Leased Real Estate the foregoing is to the Knowledge of Seller).

                  (m) Seller has delivered to Buyer copies of all certificates of occupancy with respect to the Real Estate.

         4.12 Leased Real Estate. Schedule 1.46 hereto sets forth a true, correct and complete list of all leased real property used by any of Seller or the General Partner in connection with the Business, together with a list of each lease, sublease, license or any other instrument under which any of Seller or the General Partner claims or holds a leasehold or other interest or right to the use thereof, and with respect to the leases, subleases, licenses and other instruments on Schedule 1.46, identifying which of those leases, subleases, licenses or other instruments, if any, require that a consent be obtained (from any lessors, guarantors or any other third parties) before a valid transfer of such leases, subleases, licenses or other instruments may be obtained, and identifying in each instance the party which is required to grant consent thereto, the location of the premises, the date and term of the agreement, the amount of the monthly rent and any additional material terms thereof. Such leases, subleases, licenses and other agreements are valid, subsisting, in full force and effect and binding upon Seller and, to the Knowledge of Seller, the other parties thereto in accordance with their terms, and, to the Knowledge of Seller, there is no default or event which with the giving of notice or passage of time, or both, would result in a default under such agreement. Prior to the date hereof, Seller has delivered to Buyer true, correct and complete copies of all of the leases, subleases, licenses and other instruments set forth on
Schedule 1.46 and any related agreements. Seller has paid in full or accrued all amounts due, and have satisfied in full or accrued all liabilities due and payable under such leases, subleases, licenses and other agreements. None of Seller or the General Partner is, and as of the Closing Date none of them will be, in default under any of such leases, subleases, licenses or other agreements, nor to the Knowledge of Seller, is any other party in default thereunder, and no facts or circumstances have occurred which, with the giving of notice or the passage of time or both, would constitute a default under any of such leases, subleases, licenses or other agreements.

         4.13 Tax Matters.

                  (a) Except as set forth on Schedule 4.13(a), Seller has timely filed, or caused to be timely filed, all Tax Returns required to be filed by it with all governmental entities, including, without limitation, all Tax Returns due on a quarterly basis, and all such Tax Returns which have been filed are accurate and complete in all material respects and were prepared in accordance with applicable law. No extension of time within which to file any Tax Return which has not been filed has been requested by or on behalf of Seller.

                  (b) Seller has timely paid, withheld or deducted (or there has been timely paid, withheld or deducted on its behalf) all Taxes required to be paid, withheld or deducted (as applicable), or for which Seller is liable, whether or not such Taxes are shown (or required to be shown) on a Tax Return, including, without limitation, all quarterly or estimated payments and deposits. The Financial Statements reflect an adequate accrual or reserve (without regard to deferred Tax assets and liabilities) for all Taxes not yet due and payable as of the date hereof.

                  (c) Seller has delivered to, or made available for inspection by, Buyer and Parent true, correct and complete copies of all Tax Returns, audit and examination reports, and statements of deficiencies filed by, assessed against or agreed to by Seller for the past three (3) years and will deliver to, or make available for inspection by (including providing notice to Buyer and Parent of Seller's receipt thereof), Buyer and Parent any such documents received on or before the Closing Date immediately upon receipt. None of Seller or the General Partner has received written notice of any deficiencies for any Taxes asserted or assessed against Seller or the General Partner that remain unpaid. None of Seller or the General Partner has received any written notice that the Tax Returns of Seller are currently being or may be audited or examined by the Internal Revenue Service or any other state, local or foreign governmental authority. No examinations, actions, suits or proceedings with respect to Taxes are pending or, to the Knowledge of Seller, threatened against Seller or the General Partner. Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (d) Seller is not required to make any adjustments under
Section 481 or 482 of the Code (or an analogous provision of the law of any other jurisdiction) due to a change in accounting method, related-party transaction or otherwise. Neither Seller nor any Taxing authority has proposed or requested any such adjustment. None of the Seller or the General Partner has received notice of a claim by any Taxing authority in a jurisdiction where Seller does not file Tax Returns that Seller is or may be subject to Tax in such jurisdiction. Neither Seller nor the General Partner is, or ever has been, a member of an "affiliated group" within the meaning of Section 1504(a)(1) of the Code (or affiliated, combined, consolidated, unitary or similar group for state, local or foreign Tax purposes) with respect to any Tax filings. There are no Tax rulings, requests for rulings or closing agreements with any Taxing authority with respect to any of Seller or the General Partner.

                  (e) None of Seller or the General Partner (i) is, or has ever been, a party to, bound by or subject to any Tax allocation or Tax sharing agreement (or similar agreement), or (ii) has any current or potential contractual obligation to indemnify any other person with respect to Taxes.
Schedule 4.13(e) sets forth a list of states, territories and jurisdictions (whether foreign or domestic) in which Seller is required to file Tax Returns, including, without limitation, sales tax returns. There are no liens for Taxes upon any of the assets of Seller (other than Permitted Encumbrances). No power of attorney with respect to any matter relating to Taxes of Seller will be in effect after the Closing Date.

         4.14 Employment Agreements; Employee Handbooks. Except as set forth on
Schedule 4.14, Seller has no written or oral employment, consulting, severance, change-in-control, or similar agreements or commitments with employees of Seller. Seller has delivered to Buyer and Atrium copies of all employee handbooks currently applicable to employees of Seller.

         4.15 Employment Matters. There are no collective bargaining agreements covering any employees of Seller, nor is Seller bargaining with, or subject to a duty to bargain with any labor organization. Except as set forth on Schedule 4.15, there are no controversies pending, or to the Knowledge of Seller, threatened against Seller involving its employees, former employees, job applicants, or any association or group of such persons, and, to the Knowledge of Seller, Seller has not acted, or failed to act, in a manner that would provide a reasonable basis for such a controversy or charge of an unfair labor practice. Seller has complied with all laws applicable to it relating to employment, including, without limitation, any provisions relating to employment discrimination, wages, hours, employee leave, unemployment insurance, workplace safety, collective bargaining and the payment of social security, employment, payroll and similar taxes. To the Knowledge of Seller, except as set forth on Schedule 4.15, there are no activities or proceedings of any labor union (or representatives thereof) to organize any employees of Seller. Seller not has experienced or, to the Knowledge of Seller, been threatened with any work stoppage. There is not pending any demand for recognition or any other request or demand from a labor organization for representative status with respect to any persons employed by Seller.

         4.16 Employee Benefit Plans.

                  (a) Except as listed and described on Schedule 4.16(a), neither Seller nor any trade or business required to be aggregated with it under subsections (b), (c), (m) or (o) of Section 414 of the Code ("ERISA Affiliates") maintains or is obligated to contribute to (i) any "employee pension benefit plans" (the "Pension Plans"), as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA"), (ii) any "employee welfare benefit plans" (the "Welfare Plans"), as such term is defined in Section 3(1) of ERISA or (iii) any other bonus, deferred compensation, incentive compensation, insurance, stock purchase, stock option, severance or termination pay, educational assistance, vacation, sick pay, holiday pay or profit-sharing plan, program, agreement or arrangement (other than arrangements involving the payment of regular wages) for the benefit of any current or former employee, director or independent contractor of Seller or any ERISA Affiliate (the "Non-ERISA Plans"). The Pension Plans, the Non-ERISA Plans and the Welfare Plans are collectively referred to as the "Plans." Each of the Pension Plans on
Schedule 4.16(a) that are intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that it is so qualified and that the related trusts are exempt from tax under Section 501(a) of the Code, and none of Seller or the General Partner is aware of any fact or circumstance that would jeopardize the qualification of such Pension Plans. Except for amendments with respect to which the remedial amendment period under
Section 401(b) of the Code has not expired, the Plans comply in form and in operation with the requirements of the Internal Revenue Code, ERISA and any other applicable laws. Seller does not have any formal plan or commitment to create any additional Plan or modify or change any existing Plan that would result in a material increase in the cost of such Plan to Seller. None of the Pension Plans is subject to Section 302 of ERISA, Section 412 of the Code, or Title IV of ERISA, nor has Seller or any ERISA Affiliate maintained or contributed to any such Plan or any plan of the type described in Sections 4063 and 4064 of ERISA or of the type described in Section 413 of the Code. None of the Plans is a "multiemployer plan" or a "multiple employer welfare arrangement" as defined respectively in Sections 3(37) and 3(40) of ERISA, nor has Seller or any ERISA Affiliate been required to contribute to or had any obligation with respect to any such Plan within the five-year period ending on the Closing Date. Except for any Pension Plan, none of the benefits under any of the Plans is funded through a trust.

                  (b) With respect to each of the Plans, (i) the cost of any benefit arising prior to the Closing Date has been, or will be as of the Closing Date, paid or properly accrued by Seller on the Books and Records, (ii) there are no actions, suits or claims pending or, to the Knowledge of Seller, threatened, other than routine claims for benefits, and (iii) there have been no "prohibited transactions"(as that term is defined in Section 406 of ERISA or Section 4975 of the Code).

                  (c) With respect to each Plan (other than the Non-ERISA Plans), Seller has furnished to Buyer and Atrium true, accurate and complete copies of (i) the most recent determination letter received from the IRS regarding any Plan; (ii) the three most recent Forms 5500 and financial statements for the Plans; (iii) a copy of each Plan (including all amendments thereto); (iv) a copy of the most recent Summary Plan Description, together with each Summary of Material Modifications, required under ERISA with respect to such Plan; (v) if the Plan is funded through a trust or any third party funding vehicle, such as an insurance contract, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof; (vi) all contracts relating to the Plans with respect to which Seller may have any liability, including, without limitation, insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements; and (vii) a copy of all material documents and correspondence relating to the Plans received from or provided to the Department of Labor or the IRS during the past three (3) years and any applicable tax determination letters.

                  (d) Neither Seller nor, to the Knowledge of Seller, any of its directors, officers, employees or any "fiduciary," as such term is defined in
Section 3 of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the Plans that would subject Buyer or Seller to liabilities in excess of $25,000.

                  (e) Except as set forth on Schedule 4.16(e), no employee of Seller will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Plan as a result of the Contemplated Transactions, and Seller will not have any obligation to make any payments that is not fully deductible due to Section 162(m) or 280G of the Code.

                  (f) All Persons who have at any time been classified as consultants, independent contractors or service providers to Seller (collectively, the "Consultants") have been properly so classified and excluded from the classification as an employee in accordance with all applicable laws, including without limitation, ERISA and the Code and in accordance with the terms of each Plan. Schedule 4.16(f) lists all Persons who have provided services to Seller for more than 500 hours in any 12-month period during the three-year period ending on the Closing Date in any capacity other than as a common-law employee.

                  (g) Except as described on Schedule 4.16(g), no Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees upon retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under a Pension Plan, (iii) deferred compensation benefits accrued as liabilities on the Books and Records of Seller, or (iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary)). The list of Plans on Schedule 4.16(a) discloses whether each Plan is insured. No Plan is subject to laws of a country or jurisdiction other than the United States.

         4.17 Non-Competition Agreements. Except as set forth on Schedule 4.17, none of Seller or the General Partner is a party to any agreement or other commitment imposing any restriction on the manner or in the geographic location in which Seller conducts or may conduct its business or uses or may use its properties or assets in competition with any third party.

         4.18 Licenses and Permits. Except as set forth on Schedule 4.18, Seller has all necessary licenses, permits, consents, authorizations and approvals from all appropriate governmental or quasi-governmental authorities required for the operation of the Business of Seller and the use and operation of any of the Real Estate, except where the failure to have or obtain any such license, permit, consent, authorization or approval would not have a Material Adverse Effect or adversely affect the ability of the parties to consummate the Contemplated Transactions, and all such licenses, permits, consents, authorizations and approvals are listed on Schedule 4.18 (the "Permits"). Each of the Permits is validly issued, in good standing and in full force and effect.

         4.19 Legal Proceedings. Except as set forth on Schedule 4.19, (a) there is no litigation, arbitration or other proceeding or governmental investigation pending or, to the Knowledge of Seller, threatened against (i) Seller or any of the Purchased Assets; (ii) any other Selling Party that (x) could reasonably be expected to have a Material Adverse Effect on Seller or the Business or (y) threatens or challenges the consummation of the Contemplated Transactions, and, to the Knowledge of Seller, there is no basis for any such action; (b) there are no actions pending or, to the Knowledge of Seller, threatened by any governmental or quasi-governmental agency with respect to compliance by Seller with applicable laws, ordinances or regulations and, to the Knowledge of Seller, there is no basis for any such action; and (c) to the Knowledge of Seller , there is no outstanding execution, order, writ, injunction, judgment or decree of any court, government or governmental agency against any of Seller or the General Partner or the Purchased Assets or to which any of Seller or the General Partner or the Purchased Assets are subject.

         4.20 Utilities. Seller has available sufficient power, fuel oil, natural gas and water supplies and adequate sewage, waste disposal and air emission systems for the operation of its Business and all such supplies and systems have been and are in material compliance with all federal, state and local environmental and other regulatory laws and regulations. To the Knowledge of Seller, all such supplies and systems, including utility services, will be available to Buyer subsequent to the Closing.

         4.21 Compliance With Laws. Except as set forth on Schedule 4.21, Seller and its respective properties and operations are and have, since their inception, been in compliance with all applicable federal, state, local and foreign laws, ordinances, regulations, orders, judgments, injunctions, awards, decrees and other requirements of any governmental or quasi-governmental body, court or arbitrator, except failures to so comply that would not, individually or in the aggregate, result in a Material Adverse Effect.

         4.22 Environmental Matters.

                  (a) Except as set forth on Schedule 4.22(a), Seller is not, nor has ever been in violation of or delinquent under, nor has it received any notice of any violation of or delinquency with respect to any applicable Environmental and Safety Laws. To the Knowledge of Seller, there are no circumstances or conditions existing at any Real Estate used by Seller that could reasonably be expected to prevent or interfere with such compliance in the future. Except as set forth on Schedule 4.22(a), Seller has obtained all permits, authorizations or approvals required under applicable Environmental and Safety Laws (collectively, "Safety and Environmental Permits"), and all such Safety and Environmental Permits are valid and in good standing and transferable to Buyer as part of the Contemplated Transactions without consent of or notice to the governmental authority issuing the permit, authorization or approval.

                  (b) Except as set forth on Schedule 4.22(b), there is no Environmental or Safety Claim pending or, to the Knowledge of Seller, threatened against Seller or relating to the Purchased Assets, or any Real Estate used by Seller.

                  (c) Except as set forth on Schedule 4.22(c), to the Knowledge of Seller, there are no past or present actions, activities, circumstances, conditions, events or incidents, including without limitation the Release, transportation, treatment, storage, recycling or reclamation of any Hazardous Material at any location, that could reasonably be expected to form the basis of any Environmental or Safety Claim against Seller or relating to the Purchased Assets or any Real Estate used, or previously owned, operated or used, by Seller in connection with the Business.

                  (d) Except as set forth on Schedule 4.22(d), Seller has not, and, to the Knowledge of Seller, no other Person has, caused a Release of any Hazardous Material in violation of any applicable Environmental and Safety Laws at, on, under, from or otherwise affecting the soil, surface water or groundwater at any Real Estate used, or previously owned, operated or used, by Seller in connection with the Business.

                  (e) Except as disclosed on Schedule 4.22(e), to the Knowledge of Seller, there are no underground or above ground storage tanks located at any Real Estate, and neither Seller nor any Affiliate has installed, owned or operated any underground or above ground storage tanks at any such properties.

                  (f) Except as disclosed on Schedule 4.22(f), to the Knowledge of Seller, there are no past or present actions, activities, circumstances, conditions, events or incidents, including without limitation the Release, transportation, treatment, storage, recycling or reclamation of any Hazardous Material, and or otherwise relating to any violation or alleged violation of law, that could reasonably be expected to form the basis for any Environmental or Safety Claim relating to any former properties, assets, operations or business, owned, operated, or conducted by any of Seller or any of its Affiliates or any of their predecessors in connection with the Business.

                  (g) Seller has provided Buyer and Atrium with copies of all surveys, reports, assessments, audits, evaluations, sampling results, or other documents relating to compliance with or violation or suspected violation of Environmental and Safety Laws, or to the handling, storage, transportation or Release of any Hazardous Material, prepared by, for or at the request of Seller or in its possession and relating to Seller, any Real Estate, the Business or the Purchased Assets.

         4.23 Assumed Agreements. Except for purchase orders and sales contracts issued or executed in the ordinary course of business, the Assumed Agreements listed on Schedule 1.5 are all of the contracts and agreements that (i) are material to the Business of Seller; (ii) involve performance of services or the delivery of goods or materials of an amount or value in excess of $50,000; (iii) involve expenditures or receipts in excess of $50,000, (iv) relate to any lease or agreement under which Seller is a lessee or lessor of, or holds or operates, or permits any third party to hold or operate, any personal or real property for which the annual rental exceeds $50,000; (v) restrict a third party from competing with Seller; (vi) relate to any representative or sales agency contracts or commitments to which Seller is a party; or (vii) include any Affiliate as a party. Seller has delivered to Buyer and Atrium true and complete copies of all Assumed Agreements (and all amendments, waivers and other modifications thereto). Except as limited by bankruptcy and insolvency laws and other laws affecting the rights of creditors generally, all of the Assumed Agreements are valid, in full force and effect, binding upon Seller that is a party thereto and, to the Knowledge of Seller, binding upon the other parties thereto in accordance with their terms and Seller is not in default under any of them nor, to the Knowledge of Seller, is any other party thereto in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder.

         4.24 Absence of Undisclosed Liabilities. There are no material liabilities or material obligations of Seller, either accrued, absolute, contingent or otherwise, except:

                  (a) to the extent reflected in the June 30, 2004 balance sheet included as part of Schedule 4.5(b) and not heretofore paid or discharged;

                  (b) those incurred, consistently with past business practice, in or as a result of the normal and ordinary course of business since June 30, 2004; and

                  (c) liabilities or obligations specifically disclosed in the Schedules to this Agreement.

         4.25 Disclosure. Neither (i) this Agreement nor any Related Agreement, nor (ii) any statement made in any Schedule to this Agreement or any Related Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make any statement herein or therein not misleading. Seller has made available for inspection by Buyer and Atrium complete and correct copies of the minute books of Seller. Such minute books contain the minutes of all partner meetings of Seller that have been held prior to the date hereof and all written consents to action executed in lieu thereof.

         4.26 Intellectual Property Rights.

                  (a) "Intellectual Property Rights" shall mean all patents and patent applications, trademarks, service marks, logos, trade names, slogans, trade dress rights (whether registered or unregistered) and applications for registration and registrations therefore; Internet domain names and 1-800 and 1-888 telephone numbers; all permits, grants, franchises and licenses to or from any of Seller or the General Partner; all copyrights, including rights in advertising and promotional material (whether registered or unregistered) and applications for registration and registrations therefor; and all Confidential Information, used or developed by any of Seller or the General Partner, or in which any of Seller or the General Partner has an interest, used in connection with the Business, and their respective actual or potential use or application, including but not limited to those Intellectual Property Rights set forth on
Schedule 4.26. Other than the Intellectual Property Rights, no other patent, trademark, service mark, trade name, copyright, confidential information or any other intellectual property right or license under any such patent, trademark, service mark, trade name, copyright, confidential information or any other intellectual or intangible property is necessary to permit the Business to be conducted as now conducted. Except as set forth on Schedule 4.26, Seller owns exclusively and/or has the right to use, free and clear of all Encumbrances, all Intellectual Property Rights (and, with respect to such owned Intellectual Property Rights, all renewals therefor and claims for infringement thereof). Except as set forth on Schedule 4.26, none of Seller or the General Partner is obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright, confidential information or other intangible asset, with respect to the use of any of the Intellectual Property Rights, in connection with Seller's ownership of its assets or the conduct of the Business. None of Seller or the General Partner has licensed or transferred any of the Intellectual Property Rights to any third party. Except as described on Schedule 4.26, to the Knowledge of Seller, Seller is not in violation or infringement of, and has not violated or infringed, any proprietary or intellectual property rights of any third party. To the Knowledge of Seller, none of Seller or the General Partner has received any demand, claim, notice or inquiry from any third party with respect to any of the Intellectual Property Rights which challenges, threatens to challenge, or inquires as to whether there is any basis to challenge, the validity of, or the rights of Seller in, any such Intellectual Property Rights, and to the Knowledge of Seller , there is no basis for any such challenge. To the Knowledge of Seller, none of the Intellectual Property Rights is being infringed or potentially infringed.

                  (b) To the Knowledge of Seller, Seller has the unrestricted right to use all Confidential Information required for or incident to the development, manufacture, operation, advertisement, promotion, distribution and sale of all products sold and services offered, or proposed to be sold or offered, by Seller free and clear of all Encumbrances, including, without limitation, of any former employer of Seller's employees.

         4.27 Insurance. Seller is insured under various policies of fire, liability and other forms of insurance, as set forth on Schedule 4.27 hereto, which policies are valid and enforceable in accordance with their terms. Except as set forth in Schedule 4.27, at no time since Seller commenced operations was there a period in which Seller lacked occurrence-based insurance coverage. Seller shall continue to carry all such policies or similar policies until the Closing Date, and all outstanding claims under such policies are described in
Schedule 4.27 hereto. There is no recorded liability for retrospective insurance premium adjustments for any period prior to the date hereof. Schedule 4.27 hereto sets forth a complete and accurate list of the following, each of which have been made available to Buyer and Atrium for their review:

                  (a) All comprehensive general liability and other policies of insurance under which Seller is or has been insured at any time within the three
(3) year period immediately preceding the date of this Agreement.

                  (b) All property and casualty policies of insurance under which Seller is presently insured.

                  (c) All obligations of Seller to provide insurance coverage to third parties (for example under leases or other contracts).

                  (d) The expiration date of each insurance policy under which Seller is currently insured.

         4.28 Affiliated Transactions. Except as set forth on Schedule 4.28, since January 1, 2003 no present or former officer, director, shareholder, employee or Affiliate of Seller and, to the Knowledge of Seller, no individual in such officer's, director's, shareholder's, employee's or Affiliate's immediate family, is or was a party to any agreement, contract, commitment or transaction with Seller or has any interest in any property owned or used by Seller. Except as set forth on Schedule 4.28, to the Knowledge of Seller, no employee of Seller or any individual in such employee's immediate family is a party to any agreement, contract, commitment or transaction with any Selling Party or has any interest in any property owned or used by any Selling Party.

         4.29 Change of Control Provisions. Except as set forth on Schedule 4.29, neither the execution and delivery of this Agreement or the Related Agreements nor the consummation of the Contemplated Transactions will trigger
(i) any obligation of Seller to any third party, including without limitation, the obligation to make payment to any third party pursuant to any contract or agreement to which Seller is a party or by which it or its assets are bound, or (ii) any termination or other rights under any of the Assumed Agreements.

         4.30 Brokerage Fees. Except as set forth on Schedule 4.30, no brokerage commissions, finders' fees or similar compensation will be payable to any party in connection with the Contemplated Transactions based on any arrangement or agreement made by or on behalf of any of Seller or the General Partner.

         4.31 Customers and Suppliers. Except as set forth on Schedule 4.31, since January 1, 2004, Seller has maintained and has had good relationships with its top ten (10) customers and its top ten (10) suppliers of raw materials (each as determined by dollar volume paid for 2003), and none of Seller or the General Partner is aware of any specific facts that would lead to a reasonable expectation that any such relationship would be terminated or materially diminished. To the Knowledge of Seller, Seller is not in breach of any representation, warranty, covenant, obligation or other provision of any outstanding agreement with any such customer or supplier, except for breaches which would not, individually or in the aggregate, result in a Material Adverse Effect. Schedule 4.31 sets forth a list of the top ten (10) customers and top ten (10) suppliers of raw materials of Seller (each as determined by dollar volume paid for 2003).

          ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF BUYER AND ATRIUM

         Each of Buyer and Atrium, jointly and severally, represents and warrants to the Selling Parties as follows:

         5.1 Organization and Good Standing. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Atrium is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         5.2 Due Authorization; Binding Obligation.

                  (a) Each of Buyer and Atrium has all requisite limited liability company or corporate power and authority, as the case may be, to enter into and deliver this Agreement and the Related Agreements to which it is a party and to perform its obligations hereunder and thereunder and has duly authorized the execution, delivery and performance of this Agreement and the Related Agreements by all necessary limited liability company or corporate action, as the case may be.

                  (b) This Agreement and the Related Agreements have been duly and validly authorized, executed and delivered by each of Buyer and Atrium and constitute Buyer's and Atrium's legal, valid and binding obligation, enforceable in accordance with their respective terms, except as enforceability is limited by (i) principles of equity that may restrict the availability of specific performance and other equitable remedies (whether such enforceability is considered in a proceeding in equity or at law) and (ii) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other laws applicable to creditors' rights generally.

         5.3 Governmental Approvals. The execution, delivery and performance of this Agreement and the Related Agreements by Buyer and Atrium, and consummation of the Contemplated Transactions, are not subject to the jurisdiction, approval, notification of or consent of any governmental, regulatory or administrative agency.

         5.4 Approvals and Notices Required; Conflict with Other Instruments. Except as described on Schedule 5.4, the execution, delivery and performance of this Agreement and the Related Agreements by Buyer and Atrium and the consummation of the Contemplated Transactions will not violate (with or without the giving of notice or the lapse of time or both) or require any consent or approval, filing or notice under and will not conflict with, or result in the breach or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of Buyer under Buyer's Certificate of Formation or Operating Agreement or of Atrium under Atrium's certificate of incorporation or bylaws or under any indenture, mortgage, deed of trust, lease, license agreement, contract, instrument or other agreement, or any law, order, judgment or decree to which Buyer or Atrium is a party or by which Buyer or Atrium is bound.

         5.5 Brokerage Fees. No brokerage commissions, finders' fees or similar compensation arrangements will be payable to any party in connection with the Contemplated Transactions based on any arrangement or agreement made by or on behalf of Buyer or Atrium.

            ARTICLE 6. CONDITIONS TO BUYER'S AND ATRIUM'S PERFORMANCE

         The obligations of Buyer and Atrium under this Agreement shall be subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

         6.1 Financing. Atrium shall have obtained the debt and/or equity financing necessary to consummate the Contemplated Transactions on terms satisfactory to Atrium in its sole discretion, and Atrium shall be permitted to incur such financing under its existing financing arrangements.

         6.2 Compliance by the Selling Parties. Each of the Selling Parties shall have complied with and performed all of its respective agreements and obligations under the terms, covenants and conditions of this Agreement to be complied with or performed by it on or prior to the Closing Date.

         6.3 Representations and Warranties of the Selling Parties. The representations and warranties of the Selling Parties contained in this Agreement shall be true and correct as of the Closing Date, with the same force and effect as if made as of the Closing Date, except for those representations and warranties that specifically refer to some other date.

         6.4 Certificate of Seller. The Chief Executive Officer or other duly authorized officer of each of Seller and the General Partner shall have delivered to Buyer and Atrium a certificate, dated as of the Closing Date, stating that the conditions specified in Sections 6.2 and 6.3 have been fulfilled.

         6.5 Consents, Permits, and Waivers. The Selling Parties shall have obtained all of the consents, permits and waivers set forth on Schedule 6.5 in form and substance reasonably satisfactory to Buyer and Atrium.

         6.6 Delivery of Documents. Seller and the General Partner shall have delivered to Buyer and Atrium each of the following:

                  (a) a certificate of the Secretary of each of Seller and the General Partner relating to the incumbency and partnership and corporate proceedings, as applicable, in connection with the execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the Contemplated Transactions, and the absence of changes in Seller's certificate of limited partnership and limited partnership agreement and in the General Partner's articles of incorporation and bylaws, together with copies of the resolutions duly adopted by each of Seller's and the General Partner's governing body authorizing the execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the Contemplated Transactions;

                  (b) (i) a copy of the organizational documents of each of Seller and the General Partner, and all amendments thereto, certified by the Florida Secretary of State as of a date not more than ten (10) days prior to the date hereof; (ii) a copy of the governing operational documents of each of Seller and the General Partner, certified by the Secretary of such entity as of the Closing Date, and all amendments thereto; (iii) with respect to each of Seller and the General Partner, a Certificate of Existence or Good Standing from the Secretary of State of the State of Florida, as of a date not more than ten
(10) days prior to the Closing Date, evidencing such entity's existence or good standing in such jurisdiction; and (iv) Certificates of Existence or Good Standing from the Secretary of State of each state wherein Seller is duly qualified to conduct business, as of a date not more than ten (10) days prior to the Closing Date, evidencing Seller's existence or good standing in such jurisdictions.

         6.7 Assignment and Assumption Agreement. Seller shall have executed and delivered to Buyer the Assignment and Assumption Agreement.

         6.8 Bill of Sale. Seller shall have executed and delivered to Buyer the Bill of Sale.

         6.9 Escrow Agreement. The Selling Parties and the Escrow Agent shall have executed and delivered the Escrow Agreement.

         6.10 Opinion of Counsel. Seller and the General Partner shall have delivered to Buyer and Atrium an opinion of their counsel, dated the Closing Date, in the form of Exhibit D hereto.

         6.11 Warrant. Gates Dearen shall have executed and delivered a warrant substantially in the form of Exhibit E hereto (the "Warrant") and the parties thereto shall be prepared to consummate the transactions contemplated thereby simultaneously with the Closing hereunder.

         6.12 Buy/Sell Agreement. Gates Dearen shall have executed and delivered a buy/sell agreement substantially in the form of Exhibit F hereto (the "Buy/Sell Agreement").

         6.13 FIRPTA Certificate. Each of Seller and the General Partner shall have executed and delivered a certificate, substantially in the form of Exhibit G hereto, containing the information, under penalties of perjury, set forth in Treasury Regulation Section 1.1445-2(b)(2).

         6.14 Employment Agreements. Each of Gates Dearen, Jerry Decker and Randy Hile shall have executed an employment agreement substantially in the form of Exhibit H hereto (the "Employment Agreements").

         6.15 [Intentionally omitted.]

         6.16 Owned Real Estate. Seller shall have (i) executed and delivered to Buyer any and all documents and instruments necessary to sell, convey and transfer to Buyer good and marketable title to the Owned Real Estate, free and clear of Encumbrances, other than the Assumed Liabilities and the Permitted Encumbrances, (ii) obtained, executed (if applicable) and delivered to Buyer the required consents necessary to transfer to Buyer all of Seller's right, title and interest in and to the Leased Real Estate, free and clear of Encumbrances (other than the Permitted Encumbrances), subject to Section 4.11(b) of this Agreement, (iii) obtained, delivered and transferred to Buyer the certificates of occupancy, estoppels, related due diligence and the Permits (to the extent the same are transferable), required for the operation of the Real Estate, subject to Section 4.18 of this Agreement, (iv) caused to be delivered to Buyer, at Seller's sole cost and expense (such cost and expenses not to exceed $20,000), a title insurance policy (the "Title Policy") issued by Commonwealth Land Title Insurance Company (the "Title Company"), in the amount of $4,845,000, insuring Buyer's good and marketable title to the Owned Real Estate and Buyer's leasehold interests in the Leased Real Estate, subject only to (a) those exceptions approved, or deemed to be approved, by Buyer, and as otherwise provided herein, and (b) the standard printed exceptions included in the Title Policy, and (v) executed, delivered or caused to be delivered to Buyer such other documents and instruments, otherwise required to consummate the closing of the transactions contemplated by this Agreement.

         6.17 Manufacturing Facility Lease. Buyer and Seller (or an Affiliate of Seller) shall have entered into a lease agreement, substantially in the form of
Exhibit I hereto (the "Lease Agreement"), pursuant to which Seller (or an Affiliate of Seller) shall lease the Manufacturing Facility to Buyer.

         6.18 Nondisturbance Agreement. The Selling Parties shall have obtained and delivered to Buyer an agreement, substantially in the form of Exhibit J hereto, from any holder of any mortgage or deed of trust placed upon any of the Manufacturing Facility or any other manufacturing facility leased or owned by Seller or used in connection with Seller's Business, or any part thereof, that the possession, use or enjoyment of said Manufacturing Facility or other manufacturing facilities by Buyer shall not be disturbed by such holder, its designee or nominee, or a purchaser at foreclosure, or any of their successors or assigns, provided that Buyer is not in default of any lease thereon.

         6.19 No Litigation or Governmental Proceeding. No action or proceeding shall have been instituted before any court or governmental body or by any third party to restrain or prohibit, or to obtain damages in respect of, the consummation of the Contemplated Transactions. No party to this Agreement shall have received written notice from any governmental body of (i) its intention to institute any action or proceeding to restrain or enjoin or nullify this Agreement, the Related Agreements or the Contemplated Transactions, or to commence any investigation into the consummation of the Contemplated Transactions, or (ii) the actual commencement of such an investigation.

         6.20 No Material Adverse Effect. No event shall have occurred which has or can reasonably be expected to have a Material Adverse Effect.

         6.21 Satisfaction of Obligations and Release of Encumbrances. The Selling Parties shall have satisfied, or will satisfy with the Purchase Price proceeds payable to Seller hereunder, in full (i) all of Seller's indebtedness and guarantees of indebtedness for money borrowed outstanding and all prepayment penalties, accrued interest and other obligations relating thereto, including, without limitation, all notes payable to general or limited partners or other equity holders, and (ii) all of Seller's capitalized lease obligations and all prepayment penalties, accrued interest and other obligations relating thereto, if any. Buyer and Atrium shall have received payoff letters with respect to, and satisfactory evidence of the satisfaction of each of the liabilities and obligations set forth in Schedule 6.22 and of the release of all Encumbrances on the Purchased Assets, if any (other than the Permitted Encumbrances). The Selling Parties shall have received and delivered to Buyer and Atrium all consents from third parties necessary to file UCC-3 termination statements or similar terminating documents related to any Encumbrances on any of the Purchased Assets.

         6.22 [Intentionally omitted.]

         6.23 Corporate Name Changes. Each of Seller and the General Partner shall have amended their respective organizational documents so as to amend or modify promptly after the Closing the formal corporate or trade names, as the case may be, of Kinco in all jurisdictions where those names are registered and shall have made the name Kinco available for Buyer's immediate use.

         6.24 Estimated Closing Balance Sheet. Buyer and Seller shall have reached agreement as to the form and substance of the Estimated Closing Balance Sheet.

         6.25 Due Diligence. Buyer shall be satisfied in its sole discretion as to the results of its due diligence investigation of the business, properties, assets and liabilities of Seller.

         6.26 Acknowledgment of No Liability. Each of the persons identified on
Schedule 6.26 shall have executed and delivered to Buyer a written acknowledgement that neither Atrium nor Buyer, nor any of their respective Affiliates, shall have any liability, known or unknown, to such person under any prior or existing agreement or understanding between such person and any Selling Party.

         6.27 Waiver by Buyer and Atrium. Buyer and Atrium may at their option waive in writing the performance of any of the Selling Parties' covenants or any of the conditions contained in this Article 6.

              ARTICLE 7. CONDITIONS TO SELLING PARTIES' PERFORMANCE

         The obligations of the Selling Parties under this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

         7.1 Compliance by Buyer and Atrium. Each of Buyer and Atrium shall have complied with and performed all its agreements and obligations under the terms, covenants and conditions of this Agreement to be complied with or performed by it on or prior to the Closing Date, including delivery of the Purchase Price pursuant to Section 2.2 hereof.

         7.2 Buyer's and Atrium's Representations and Warranties. The representations and warranties of Buyer and Atrium contained in this Agreement shall be true and correct as of the Closing Date, with the same force and effect as if made as of the Closing Date, except for those representations and warranties that specifically refer to some other date.

         7.3 Certificate of Buyer. Buyer's and Atrium's Chief Executive Officer shall have delivered to Seller a certificate, dated as of the Closing Date, stating that the conditions specified in Sections 7.1 and 7.2 have been fulfilled by Buyer and Atrium.

         7.4 Buyer's Consents, Permits and Waivers. Buyer and/or Atrium shall have obtained all of the consents, permits and waivers set forth on Schedule 5.4 in form and substance reasonably satisfactory to the Selling Parties.

         7.5 Delivery of Documents. Buyer and Atrium shall have delivered to the Selling Parties each of the following:

                  (a) a certificate of the Secretary of each of Buyer and Atrium relating to the incumbency and limited liability company and corporate proceedings, as applicable, in connection with the execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the Contemplated Transactions, and the absence of changes in Buyer's certificate of formation and limited liability company agreement and Atrium's articles of incorporation and bylaws, together with copies of the resolutions duly adopted by each of Buyer and Atrium's governing body authorizing the execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the Contemplated Transactions;

                  (b) (i) a copy of the organizational documents of each of Buyer and Atrium, and all amendments thereto, certified by the Delaware Secretary of State as of a date not more than ten (10) days prior to the date hereof; (ii) a copy of the governing operational documents of each of Buyer and Atrium, certified by the Secretary of such entity as of the Closing Date, and all amendments thereto; and (iii) with respect to each of Buyer and Atrium, a Certificate of Existence or Good Standing from the Secretary of State of the State of Delaware, as of a date not more than ten (10) days prior to the Closing Date, evidencing such entity's existence or good standing in such jurisdiction.

         7.6 No Litigation or Governmental Proceeding. No action or proceeding shall have been instituted before any court or governmental body or by any third party to restrain or prohibit, or to obtain damages in respect of, the consummation of the Contemplated Transactions. No party to this Agreement shall have received written notice from any governmental body of (i) its intention to institute any action or proceeding to restrain or enjoin or nullify this Agreement, the Related Agreements or the Contemplated Transactions, or to commence any investigation into the consummation of the Contemplated Transactions, or (ii) the actual commencement of such an investigation.

         7.7 Assignment and Assumption Agreement. Buyer shall have executed and delivered to Seller the Assignment and Assumption Agreement.

         7.8 Escrow Agreement. Buyer, Atrium and the Escrow Agent shall have executed and delivered the Escrow Agreement.

         7.9 Warrant. Parent shall have executed and delivered the Warrant and Parent shall be prepared to consummate the transactions contemplated thereby simultaneously with the Closing hereunder.

         7.10 Buy/Sell Agreement. Parent shall have executed and delivered the Buy/Sell Agreement.

         7.11 Lease Agreement. Buyer shall have entered into the Lease
Agreement.

         7.12 Employment Agreements. Buyer shall have executed the Employment Agreements.

         7.13 [Intentionally omitted.]

         7.14 Estimated Closing Balance Sheet. Buyer and Seller shall have reached agreement as to the form and substance of the Estimated Closing Balance Sheet.

         7.15 Waiver. The Selling Parties may at their option waive in writing the performance of any of Buyer's and/or Atrium's covenants or any of the conditions contained in this Article 7.

                       ARTICLE 8. COVENANTS AND AGREEMENTS

         8.1 [Intentionally omitted.]

         8.2 Future Litigation; Breaches of Representations and Warranties. Seller shall promptly advise Buyer in writing of (A) the commencement or threat against Seller of (i) any claim, litigation or proceeding, and (ii) any Tax audit, and (B) any breach by any of Seller or the General Partner of any of their respective representations and warranties set forth herein.

         8.3 Expenses. Subject to Section 9.2 hereof, each of the parties hereto will, except as set forth elsewhere in this Agreement, bear its or his own expenses in connection with this Agreement and the Contemplated Transactions (including, without limitation, attorneys' fees, accounting fees and investment banking fees); provided, however, that:

                  (a) Seller shall pay (i) the basic premium (not to exceed $20,000) for the Title Policy (excluding any additional premiums, costs or fees required to modify or delete any standard exceptions or to obtain any other endorsements except as otherwise agreed by Seller), (ii) the cost of the preparation and recording of any deeds related to the Owned Real Estate, (iii) the costs for tax certificates, and (iv) one-half (1/2) of any valid escrow fee charged by the Title Company; and

                  (b) Buyer shall pay (i) any additional premiums, costs or fees required to modify or delete any of the standard exceptions or to obtain any endorsements, (ii) the cost of an inspection of the Owned Real Estate by the Title Company required to delete the "rights of parties in possession" exception, if Buyer elects to obtain any such modifications, deletions or endorsements, and (iii) one-half (1/2) of any valid escrow fee charged by the Title Company.

         8.4 Tax Matters and Post-Closing Cooperation.

                  (a) Seller shall prepare and timely file or cause to be prepared and timely filed in a manner consistent with past practice, all Tax returns that are required to be filed by or with respect to Seller and/or the Business on or before the Closing Date. Seller shall pay or cause to be paid all Taxes shown as due, or required to be shown as due, on such Tax returns. Buyer shall allow Seller and its agents reasonable access to all information necessary to file all Tax Returns contemplated by this Section 8.4.

                  (b) Notwithstanding anything in this Agreement to the contrary, Seller agrees to pay and discharge, promptly and diligently, when due, all transfer, sales, bulk sales, use, value-added, stamp duties or other like transfer taxes or recording fees, if any, payable as a result of the Contemplated Transactions.

                  (c) Any ad valorem, use, real and personal property, intangible and other similar Taxes, installments or special assessments, utility, water or similar payments arising from, or relating to, the Purchased Assets, which become due and payable on or after the Closing Date and relate to periods beginning before and ending after the Closing Date, shall be prorated and adjusted between Buyer and Seller as of the Closing Date on a per diem basis and Seller shall be responsible for the portion of such amounts allocable to the period (or portion thereof) ending on or prior to the Closing Date.

                  (d) The parties agree that for Tax purposes the Contemplated Transactions shall be reported as a sale of assets and the existence of Seller as an entity shall survive the Closing. Seller shall prepare and timely file, or cause to be prepared and timely filed, in a manner consistent with past practice, all Tax Returns that are required to be filed with respect to liabilities for Taxes of Seller arising in the ordinary course of business of Seller up through and including the Closing Date, or from the sale of the Purchased Assets to Buyer.

                  (e) Seller shall satisfy and have discharged any Tax liens (other than Permitted Encumbrances) on the Purchased Assets prior to the Closing Date.

                  (f) Seller shall have the right for a period after the Closing Date and equal to the applicable statute of limitations to the filing of any Tax return to have reasonable access to those books, records and accounts, including financial and Tax information, correspondence and other records of the Buyer and Atrium (which Buyer and Atrium agree to retain in accordance with customary operating procedures) to the extent that any of the foregoing is needed by a Selling Party in order to comply with its obligations under applicable securities, Tax, environmental, employment or other laws and regulations.

         8.5 [Intentionally omitted.]

         8.6 Warranties. As of the Closing, Seller shall be deemed to have assigned to Buyer, without recourse, all of their right, title and interest in and to such warranties (express or implied) as are assignable and continue in effect with respect to any of the Purchased Assets and to have nominated Buyer as its true and lawful attorney to enforce such warranties against any manufacturers or vendors, and Seller shall execute and deliver such specific assignments of such warranty rights as Buyer may reasonably request.

         8.7 [Intentionally omitted.]

         8.8 [Intentionally omitted.]

         8.9 Purchase Orders and Inquiries. All customer purchase orders and inquiries received by any Selling Party after the Closing with respect to the Business will be referred to Buyer.

         8.10 Collection of Receivables. Following the Closing Date, all cash, checks or other proceeds received by Seller or any of its banks or other financial institutions in payment of Accounts Receivable shall be paid to Buyer within five (5) business days after receipt by Seller, which payments shall be accompanied by a statement identifying the payee, the amount of the payment and the related invoice number. Seller agrees to endorse and Buyer shall have the right to endorse the name of Seller on any such checks or proceeds (whether received directly by Buyer or received from Seller or its bank) and shall deposit such checks and other proceeds in bank accounts maintained in Buyer's name. From and after the Closing Date, Seller shall cooperate with, and provide reasonable assistance to Buyer in collecting such accounts. Buyer shall use commercially reasonable efforts to collect the Accounts Receivable outstanding as of the Closing Date.

         8.11 Insurance Matters. Promptly after the Closing, Seller shall cause all of Seller's existing insurance polices listed on Schedule 4.27, as applicable, to be endorsed with Buyer and Atrium as additional insureds; provided, however, that Seller will remain the primary beneficiary of any coverage relating to periods prior to the Closing Date.

         8.12 Employee Matters.

                  (a) Contingent on the consummation of the Contemplated Transactions, effective as of the Closing Date, (i) Seller shall terminate the employment of all employees of the Business and (ii) Buyer shall offer employment to substantially all employees of the Business on substantially similar terms and conditions of employment as those previously provided by Seller. No later than two (2) days prior to the Closing, Seller shall deliver written notice (in form and substance reasonably acceptable to Buyer) to all employees of the Business advising them of the foregoing and that any such employee's future employment with Buyer shall be conditioned upon such employee executing and delivering to Buyer a new form W-4 and form I-9 and any other documents reasonably required by Buyer. All such employees offered and accepting employment with Buyer shall be referred to herein as "Transferee Employees." Seller and Buyer shall cooperate with each other to the extent practicable to minimize any disruption to Seller's workforce arising from the foregoing.

                  (b) Seller shall be solely responsible for any obligations for continuation coverage under Section 4980B of the Tax Code and part 6 of Subtitle B of Title I of ERISA with respect to all employees of the Business and their eligible dependents who become M&A qualified beneficiaries (as defined by Treasury Regulation Section 54.4980B-9, Q&A-4); provided, however, that this
Section 8.12(b) shall not obligate Seller to maintain any insurance plan or benefit, except as may be required by applicable law. Specifically, King hereby waives and releases any claims for COBRA coverage he may have at any time against Buyer, Atrium or any of its Affiliates and King covenants and agrees to execute any additional documents reasonably requested by Buyer or Atrium to effectuate this release and waiver.

                  (c) Although Buyer currently intends to, and knows of no reason that it would not, for the indefinite future, continue the employment of essentially all Transferee Employees, the Transferee Employees will be employed by Buyer "at will" and Buyer reserves the right at any time and for any reason to terminate any Transferee Employee. Buyer shall have the right to determine, in its sole discretion, the compensation and benefits policies applicable to the Transferee Employees after Closing; provided, however, that under any welfare, pension or profit sharing plans adopted by Buyer (but not for the actual accrual of benefits), (i) service with Seller and its Affiliates prior to the Closing shall be counted for purposes of determining any period of eligibility to participate or to vest in benefits, including vacation rights, (ii) any amounts previously expended by Transferee Employees for purposes of satisfying deductibles under any medical or dental plans of Seller for the applicable current plan year shall be credited for purposes of satisfying any deductibles under Buyer's plans, and (iii) no preexisting condition limitations (that would not have been applicable under Seller's health benefit plans) shall be imposed on Transferee Employees upon admittance into any health benefits plan maintained by Buyer.

                  (d) From and after the Closing, Seller shall assume or retain, as the case may be, and be solely responsible for, all liabilities and obligations arising under, resulting from or relating to Seller's Plans or, except as set forth on the Closing Balance Sheet, Seller's employment of or termination of its employees, whether incurred before, on or after the Closing.

                  (e) At the Closing, Seller shall disclose to Buyer any "employment loss," as such term is defined in the WARN Act, incurred by Seller during the period beginning on the date that is ninety (90) days prior to the Closing Date and ending on the Closing Date (along with certification that all such employment losses and other terminations of employment have not triggered liability of Seller or their Affiliates for any worker protection benefits under the WARN Act or any similar state or local law). Notwithstanding any provision of the Agreement to the contrary, should Buyer take any action from and after the Closing Date which causes any liability under WARN relating to personnel actions of Seller occurring at or before the Closing (including, without limitation, any failure by Buyer to comply with this Section 8.12 hereof or any constructive discharge of any of the Transferee Employees as a result of Buyer failing to offer such employees compensation and benefits comparable to those currently payable to such employees by Seller under the terms of their employment arrangements with Seller), Buyer shall indemnify, defend and hold harmless the Selling Parties against any and all costs, expenses, liabilities and losses arising under WARN attributable to Buyer's actions.

                             ARTICLE 9. TERMINATION

         9.1 Termination. This Agreement may be terminated at any time by written notice given prior to or at the Closing:

                  (a) by either Buyer and Atrium, on the one hand, or the Selling Parties, on the other hand (the "Non-Breaching Party"), if there is a material violation or material breach by the other (the "Breaching Party") of any covenant, representation, warranty or obligation contained in this Agreement and such violation or breach has not been waived by the Non-Breaching Party or cured by the Breaching Party within ten (10) days after written notice thereof from the Non-Breaching Party;

                  (b) by either Buyer and Atrium, on the one hand, or the Selling Parties, on the other hand, if the Contemplated Transactions have not been consummated (other than through the failure of any party seeking to terminate this Agreement to comply in all material respects with its obligations under this Agreement) by the Transaction Deadline Date, or such later date as the parties may agree in writing; provided that none of the parties shall be entitled to terminate this Agreement pursuant to this Section 9.1(b) if such party's knowing or willful breach of this Agreement has prevented the consummation of the Contemplated Transactions; or

                  (c) by mutual written consent of Buyer, Atrium and the Selling Parties.

         9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, the provisions of this Agreement shall immediately become of no further force and effect (other than Section 8.3, this Article 9 and Article 12, each of which shall survive the termination of this Agreement) without any party being liable to any other party; provided, however, that the following shall apply:

                  (a) in the event that this Agreement may be terminated by the Non-Breaching Party pursuant to Section 9.1(b) hereof and the Non-Breaching Party elects to close rather than terminate the Contemplated Transactions despite a breach or violation of this Agreement, such Non-Breaching Party shall be entitled to seek indemnity from the Breaching Party pursuant to Article 10 hereof; and

                  (b) in the event that this Agreement is terminated pursuant to
Section 9.1(b) hereof and the violation or breach of this Agreement was willful or intentional, the Non-Breaching Party shall be entitled to receive from the Breaching Party an amount equal to all reasonable out-of-pocket fees and expenses (including reasonable fees and expenses of counsel) incurred by the Non-Breaching Party and its representatives and Affiliates in connection with this Agreement and the Contemplated Transactions, and may seek damages from the Breaching Party and/or equitable relief.

                           ARTICLE 10. INDEMNIFICATION

         10.1 Seller's and General Partner's Agreement to Indemnify. Subject to the terms and conditions of this Article 10, each of Seller and the General Partner, jointly and severally, hereby agrees to indemnify, defend and hold harmless Buyer and Atrium and their officers, directors, employees, stockholders, insurers, representatives, agents, successors and assigns from and against all losses, damages, demands, claims, assessments, actions, Taxes, penalties, interest, reasonable attorneys' and accountants' fees, settlement costs and other costs and expenses, less any insurance proceeds actually received by the Indemnified Parties in connection therewith (collectively, "Indemnified Losses") arising out of, or incident to, without duplication, any of the following:

                  (a) any breach of any representation or warranty made by any of Seller or the General Partner herein or in any certificate or other instrument delivered pursuant hereto (except for any breach of any representation or warranty set forth in Section 4.5(d) or 4.5(e) that results in an adjustment to Working Capital pursuant to Section 2.3 in favor of Buyer);

                  (b) any breach or failure by either Seller or the General Partner to perform or fulfill any of its covenants or agreements set forth herein (including, without limitation, failure by such person to pay, discharge or perform any of its obligations and liabilities that constitute Excluded Liabilities);

                  (c) any liabilities or obligations resulting from any of Seller's or the General Partner's failure to comply with the provisions of any state's laws with respect to bulk transfers, or acts of similar nature, as such laws may be applicable to the Purchased Assets;

                  (d) any Tax liability of or attributable to any of Seller or the General Partner with respect to any Tax period;

                  (e) any Excluded Liability; or

                  (f) any and all claims, actions, suits, proceedings, investigations, demands, assessments and judgments incident to any of the foregoing, including but not limited to any litigation costs or attorneys fees incurred by Buyer or Atrium associated with determining Seller's insurance coverage or lack thereof during the period of July 21, 2003 to January 31, 2004.

         10.1A Limited Partners' Agreement to Indemnify. Subject to the terms and conditions of this Article 10, each Limited Partner, severally, and not jointly, hereby agrees to indemnify, defend and hold harmless each of Buyer and Atrium and each of their respective officers, directors, employees, stockholders, representatives, agents, successors and assigns from and against all Indemnified Losses arising out of, or incident to, without duplication, any of the following:

                  (a) any breach of any representation or warranty made by Seller or the General Partner herein or in any certificate or other instrument delivered pursuant hereto (except for any breach of any representation or warranty set forth in Section 4.5(d) or 4.5(e) that results in an adjustment to Working Capital pursuant to Section 2.3 in favor of Buyer);

                  (b) any breach or failure by Seller or the General Partner to perform or fulfill any of its covenants or agreements set forth herein (including, without limitation, failure by such Person to pay, discharge or perform any of its obligations and liabilities that constitute Excluded Liabilities);

                  (c) any breach of any representation or warranty made by such Limited Partner contained in Article 3 of this Agreement;

                  (d) any breach or failure by such Limited Partner to perform or fulfill any of its covenants or agreements set forth herein;

                  (e) any liabilities or obligations resulting from any Seller's failure to comply with the provisions of any state's laws with respect to bulk transfers, or acts of similar nature, as such laws may be applicable to the Purchased Assets;

                  (f) any Tax liability of or attributable to any of the Selling Parties with respect to any Tax period;

                  (g) any Excluded Liability; or

                  (h) any and all claims, actions, suits, proceedings, investigations, demands, assessments and judgments incident to any of the foregoing, including but not limited to any litigation costs or attorneys fees incurred by Buyer or Atrium associated with determining Seller's insurance coverage or lack thereof during the period of July 21, 2003 to January 31, 2004.

         10.2 Buyer's and Atrium's Agreement to Indemnify. Subject to the terms and conditions of this Article 10, each of Buyer and Atrium, jointly and severally, hereby agrees to indemnify, defend and hold harmless the Selling Parties and their officers, directors, employees, stockholders, insurers, representatives, agents, successors and assigns from and against all Indemnified Losses arising out of, or incident to, without duplication, any of the following:

                  (a) any breach of any representation or warranty made by Buyer or Atrium herein or in any certificate or other instrument delivered pursuant hereto;

                  (b) any failure by Buyer or Atrium to perform or fulfill any of its covenants or agreements set forth herein (including, without limitation, Buyer's failure to pay, discharge or perform any of the Assumed Liabilities);

                  (c) any Assumed Liability; or

                  (d) any and all claims, actions, suits, proceedings, investigations, demands, assessments and judgments incident to any of the foregoing.

         10.3 Limitations on Indemnification. The indemnification provided for in this Article 10 shall be subject to the following limitations:

                  (a) Deductible. The Selling Parties shall have no liability under any provision of Article 10 unless and until the aggregate amount of all Indemnified Losses of Buyer and Atrium for which the Selling Parties would, but for this Section 10.3(a), be liable exceeds $150,000 (the "Deductible"). In no event shall the Deductible apply to any Indemnified Loss arising out of (i) any breach of a representation or warranty made in Section 4.2 or the first sentence of Section 4.7, (ii) any Excluded Liabilities, (iii) liabilities for Taxes as described in Section 10.1(d) or Section 10.1A(f), or (iv) any Selling Party's fraud, bad faith or willful misconduct. Notwithstanding the foregoing, or anything else in this Agreement to the contrary, the Selling Parties shall have no liability under Article 10 with respect to any Indemnified Losses arising from any environmental conditions, known or unknown, existing at any time at, on or in the near vicinity of the Owned Real Estate located in Tampa, Florida, unless and until the aggregate amount of all such Indemnified Losses of Buyer and Atrium for which the Selling Parties would, but for this Section 10.3(a), be liable exceeds $200,000.

                  (b) Indemnity Caps. Notwithstanding anything contained in this
Article 10:

                           (i) the aggregate liability of the Selling Parties
under Section 10.1(a) and Section 10.1(A)(a) shall not exceed $10 million less any amounts previously paid by the Selling Parties under this Section 10 (the "Basic Indemnity Cap"); provided, however, that, subject to Section 10.1(b)(ii), the Basic Indemnity Cap shall not apply to any Indemnified Loss arising out of (i) any breach of a representation or warranty made in Section 4.2 or the first sentence of Section 4.7, (ii) any Excluded Liabilities, (iii) liabilities for Taxes as described in Section 10.1(d), or (iv) any Selling Party's fraud, bad faith or willful misconduct;

                           (ii) notwithstanding the proviso in Section
10.3(b)(i), the aggregate liability of the Selling Parties under Section 10.1 and Section 10.1(A) with respect to any Indemnified Loss arising out of any Excluded Liabilities described in clauses (a), (h) and (s) of Section 1.31 shall not exceed $21 million less any amounts previously paid by the Selling Parties under this Section 10 (the "Excluded Liabilities Indemnity Cap");

                           (iii) the Basic Indemnity Cap and the Excluded
Liabilities Indemnity Cap are collectively referred to herein as the "Indemnity Caps";

                           (iv) notwithstanding anything to the contrary
contained herein, the representations and warranties contained in Article 3 and the covenants set forth in Article 11 are made severally and not jointly by each Selling Party as to himself or itself only and no other Selling Party shall be liable therefor and no Selling Party shall be liable hereunder for any other Selling Party's fraud, bad faith or willful misconduct.

                  (c) The indemnification obligations of each Limited Partner under this Article 10 shall be limited to such Limited Partner's Allocable Portion of the Indemnified Losses, and the aggregate Indemnified Losses for which any Limited Partner may be liable under this Article 10 with respect to indemnification claims subject to an Indemnity Cap shall not exceed an amount equal to the applicable Indemnity Cap multiplied by such Limited Partner's Allocable Portion less any amount previously paid or determined to be owing by such Limited Partner pursuant to this Article 10. For purposes of this Section 10.3(c), a Limited Partner's "Allocable Portion" shall be equal to such Limited Partner's ownership percentage of Seller as set forth on Schedule 3.1 hereto.

                  (d) If Buyer and/or Atrium are entitled to Indemnified Losses pursuant to this Article 10, the amounts due to Buyer and/or Atrium shall be satisfied first from the Escrow Fund as long as any funds remain therein, and then from the Selling Parties in accordance with this Article 10.

                  (e) All indemnification claims hereunder and the calculation of Indemnified Losses resulting therefrom shall first be adjusted to take into account any insurance proceeds or net tax benefits actually received by the Indemnified Party as a result of such claim or the underlying factual basis therefor.

         10.4 Notice of Claims. All claims for indemnification hereunder shall be resolved in accordance with the following procedures:

                  (a) If Buyer or Atrium, on the one hand, or any Selling Party, on the other hand, has incurred or reasonably believes that it may incur any Indemnified Loss

(the "Indemnified Party"), it shall deliver promptly written notice to the other (the "Indemnifying Party") setting forth in reasonable detail the nature and amount of the Indemnified Loss or potential Indemnified Loss, if possible, and further referencing the Sections of this Agreement upon which the claim for indemnification for such Indemnified Loss is based and the date by which a response from the Indemnifying Party is due (a "Claim Notice"). If an Indemnified Party receives notice of a third-party claim for which it intends to seek indemnification hereunder, it shall give the Indemnifying Party prompt written notice of such claim, so that the Indemnifying Party's defense of such claim under Section 10.5 hereof may be timely instituted. The failure by an Indemnified Party to provide such written notice shall not constitute a waiver of the Indemnified Party's right to indemnity unless such failure has resulted in the loss of substantive rights with respect to the Indemnifying Party's ability to defend such claim, and then only to the extent of such loss.

                  (b) If, after receiving a Claim Notice for an Indemnified Loss, the Indemnifying Party desires to dispute such claim or the amount claimed in the Claim Notice, it shall deliver to the Indemnified Party a written objection to such claim or payment setting forth the basis for disputing such claim or payment. Such notice shall be delivered within thirty (30) days after the date the Claim Notice to which it relates is received by the Indemnifying Party. If no such notice is received within the aforementioned 30-day period, the Indemnified Party shall be entitled to payment for such Indemnified Loss from the Indemnifying Party within fifteen (15) days after the end of such 30-day objection period (subject to Section 10.3(d)). If the parties are unable to resolve the disputed claim within 60 days after delivery of notice of the dispute, such dispute shall be resolved exclusively by binding arbitration pursuant to Section 12.4 hereof.

         10.5 Defense of Third-Party Claims. The Indemnifying Party under this
Article 10 shall have the right to conduct and control through counsel of its own choosing, which counsel shall be reasonably acceptable to the Indemnified Party, any third-party claim, action or suit; provided that the Indemnifying Party diligently contests and defends such claim. The Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense or compromise of such claim, action or suit. The Indemnified Party shall be entitled at any time, at its own cost and expense (except that such cost and expense shall be paid by the Indemnifying Party if the Indemnified Party reasonably determines that the Indemnifying Party is not adequately representing or, because of a conflict of interest, may not adequately represent the interests of any Indemnified Party), to participate in such contest and defense and to be represented by attorneys of its or their own choosing. Except with the prior written consent of the Indemnified Party, which shall not be unreasonably withheld, no Indemnifying Party, in the defense of such claim or litigation, shall consent to entry of any judgment or order, interim or otherwise, or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.

         10.6 Failure to Defend. In the event that the Indemnifying Party does not elect or otherwise fails to defend against any third-party claim, the Indemnified Party may defend against such claim in such manner as it may in its good faith discretion deem appropriate and, to the extent and subject to the limitations provided in this Article 10, the Indemnifying Party shall be liable for any legal expenses reasonably incurred in connection with such defense; provided, however, that the Indemnified Party shall not, without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld, settle or consent to the entry of judgment with respect to such third-party claim.

         10.7 Cooperation. In the event of any claim by a third party, the parties hereto agree that they will cooperate fully with each other in connection with the defense or settlement of such matter.

         10.8 Survival of Representations, Warranties, Covenants and Agreements. Each of the parties hereto has the right to rely fully upon the representations, warranties, covenants and agreements of the other contained herein or in any certificate delivered with respect to any of the foregoing. Each of the covenants and agreements shall survive the Closing indefinitely, except that any covenant or agreement related to any Excluded Liability described in clauses
(a), (h) or (s) of Section 1.31 shall survive and remain in full force and effect for a period of five (5) years following the Closing Date. The representations and warranties set forth in this Agreement shall survive the execution of this Agreement and the Closing and shall remain in full force and effect for a period of two (2) years following the Closing Date. Notwithstanding the foregoing, none of the limitations on survival set forth in this Section
10.8 shall apply to (i) any representation or warranty if a Claim Notice with respect thereto is delivered as provided in this Article 10 hereof prior to expiration of such period, or (ii) any representation or warranty made in
Section 4.2, the first sentence of Section 4.7 or Section 4.13, or any claim based upon any Selling Party's fraud, bad faith or willful misconduct in connection with this Agreement or the Related Agreements, which shall, in each case set forth in this clause (ii) of this Section 10.8, survive until the expiration of the applicable statute of limitations.

         10.9 No Consequential Damages. The Indemnifying Party shall not be liable to the Indemnified Party for consequential, enhanced, punitive or special damages or the like unless such damages are included in a third-party claim and the Indemnified Party is liable to the third party claimant for such damages.

         10.10 Exclusive Remedy. Each of the parties hereto acknowledges and agrees that the foregoing provisions of this Article 10 shall be the exclusive remedy of the parties hereto with respect to any dispute or claim arising out of or related to the Contemplated Transactions if the Contemplated Transactions are consummated.

                 ARTICLE 11. NONCOMPETITION AND NONSOLICITATION

         11.1 Acknowledgments. Each of the Selling Parties acknowledges that the agreements and covenants contained in this Article 11 are essential to protect the confidential information and goodwill associated with the Business being acquired by

Buyer and that neither Buyer nor Atrium would enter into this Agreement but for the agreements and covenants contained in this Article 11.

         11.2 Covenant Against Competition. Each of the Selling Parties covenants and agrees that, for a period of five (5) years following the Closing Date (the "Non-Compete Period"), none of the Selling Parties nor their Affiliates shall, without the consent of Buyer and Atrium, directly or indirectly, engage in any manner in the business of making, assembling, manufacturing, marketing or distributing any products similar to such products as are manufactured or sold by the Business as of the Closing Date or any other windows, doors, shutters or screens for sale in the United States, either for its own account or in association with any other Person in any capacity, including without limitation, as a partner, shareholder, investor, member, principal, agent, lender or consultant; provided, however, that this restriction shall not prevent any Selling Party from owning securities of any entity traded on any national securities exchange or market if it or he is not a controlling person of, or a member of a group which controls, such entity and does not, directly or indirectly, own 1% or more of any class of securities of such entity.

         11.3 Nonsolicitation. During the Non-Compete Period, none of the Selling Parties shall (a) directly or indirectly solicit or attempt in any manner to persuade or influence any employees of Buyer or Atrium or any of their respective Affiliates to work for any other Person or (b) directly or indirectly solicit or attempt in any manner to persuade or influence any present or future customer of Buyer or Atrium or any of their respective Affiliates to divert its purchases of any products of Buyer or Atrium or any of their respective Affiliates to any Person then in competition with Buyer or Atrium or their respective Affiliates or to cease purchasing from Buyer or Atrium or any of their respective Affiliates.

         11.4 Rights and Remedies Upon Breach. If any Selling Party breaches, or threatens to breach, any of the provisions of this Article 11, in addition to any other rights Buyer or Atrium may have, including a claim for damages, Buyer and Atrium shall have the right to have the provisions of this Article 11 specifically enforced by any court of competent jurisdiction, without presentment of a bond (such requirement being expressly waived by the Selling Parties), it being agreed that any breach or threatened breach of this Article 11 would cause irreparable harm to Buyer and Atrium in that money damages would not provide an adequate remedy.

         11.5 Further Assurances. Each of the Selling Parties acknowledges and agrees that the restrictions contained in this Article 11 are reasonable and valid in geographical and temporal scope and in all other respects. If any provision of this Article 11 or the application hereof to any party or circumstance shall be invalid or unenforceable to any extent, the remainder of this Article 11 and the application of such provision to other parties or circumstances shall not be affected thereby and shall be enforced to the maximum extent permitted under applicable law.

         11.6 No Applicability to BancBoston. Notwithstanding anything in this Agreement to the contrary, none of the covenants or agreements set forth in this

Article 11 shall have any applicability whatsoever to BancBoston or its Affiliates. For purposes of this Article 11, none of the Selling Parties (other than BancBoston) shall be deemed to be an "Affiliate" of BancBoston.

                         ARTICLE 12. GENERAL PROVISIONS

         12.1 Successors and Assigns. This Agreement shall be binding upon, shall inure to the benefit of, and be enforceable by, the parties hereto and their respective personal representatives, heirs, successors and assigns, except that none of the parties shall have the right to assign any of its or his obligations hereunder without the consent of the other party hereto. Notwithstanding the foregoing, each of Buyer and Atrium may, without the Selling Parties' consent, (i) assign or delegate any or all of its rights or obligations under this Agreement to any Affiliate of Buyer and/or Atrium, so long as Buyer and Atrium remain fully liable for their respective obligations hereunder and
(ii) pledge this Agreement and the rights and obligations hereunder to any of its lenders as security for indebtedness owing or to be owed to such lenders.

         12.2 Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, and that certain confidentiality agreement dated as of February 11, 2004, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may not be changed, modified or amended, except by an instrument in writing signed by the party against whom any such change, modification or amendment is asserted.

         12.3 Commercially Reasonable Efforts. Each of the parties hereto agrees to use its commercially reasonable efforts to cause all conditions precedent to its obligations under this Agreement to be satisfied. Notwithstanding the foregoing, the obligations to use commercially reasonable efforts shall not include the obligation to pay monies to any party or the obligation to agree to any financial arrangement that any party hereto considers to be not in its best interest.

         12.4 Binding Arbitration. Except as provided in Section 11.4 hereof, any dispute or claim between the parties arising out of or related to this Agreement or the Contemplated Transactions shall be fully and finally resolved by binding arbitration in Dallas, Texas in accordance with the Commercial Arbitration Rules and practices (the "Rules") of the American Arbitration Association ("AAA") from time to time in force and effect. This agreement to arbitrate shall be specifically enforceable and is the exclusive remedy for the resolution of such disputes under this Agreement. There shall be a three-arbitrator panel (the "Panel") which shall be chosen in accordance with the Rules of the AAA. Only individuals who are (i) lawyers engaged full-time in the practice of law and (ii) on the AAA register of arbitrators shall be selected as an arbitrator. Judgment upon any award determined by the Panel shall be entered in state or federal court located in Dallas, Texas. The parties hereby submit to the exclusive jurisdiction of the courts so selected, to the exclusion of any other court which might have had jurisdiction apart from this
Section 12.4, waive any defense of lack of in personam jurisdiction of such courts and agree that service of process in any action before such courts may be made by mailing it to the party to be served at the address provided for in

Section 12.6 hereof. The Panel shall require the non-prevailing party to pay the Panel's full fees and expenses; provided, that in the event of a compromise between the positions of the parties, such fees and expenses shall be pro rated based on the relative success of the parties in prevailing on their positions. Each party to this Agreement covenants not to institute any action or litigation in any court, or commence any other proceeding, with respect to any matter under this Agreement other than as provided for in Section 11.4 hereof.

         12.5 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas without regard to any jurisdiction's principles of conflict of laws.

         12.6 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or by a nationally recognized overnight delivery service, as follows:

         If to Buyer or Atrium:         Atrium Companies, Inc.
                                        3890 West Northwest Highway
                                        Suite 500
                                        Dallas, Texas  75220
                                        Attention:   Jeff L. Hull
                                        Facsimile Number: (214) 630-5058

                With a copy to:         Paul, Hastings, Janofsky & Walker LLP
                                        75 East 55th Street
                                        New York, New York 10022
                                        Attention:    Marie Censoplano, Esq.
                                                      Joel M. Simon, Esq.
                                        Facsimile Number: (212) 319-4090

       If to any Selling Party:         Nancy M. Mills Marital Trust
                                        c/o Joel W. Richardson
                                        The Lupton Company
                                        Suite 400, Market Center
                                        820 Broad Street
                                        Chattanooga, Tennessee 37402
                                        Facsimile Number: (423) 757-0504

                                        BancBoston Ventures, Inc.
                                        175 Federal Street, 10/F
                                        Boston, Massachusetts 02110
                                        Attention:  John Quintal, Vice President
                                        Facsimile Number: (617) 434-1153

                                        Robert F. King
                                        2811 Spanish Cove Trail
                                        Jacksonville, Florida 32257

                                        Daniel Duett
                                        1702 Terra Verde Lane
                                        Jacksonville, Florida 32258

                With a copy to:         Miller & Martin PLLC
                                        1000 Volunteer Building
                                        832 Georgia Avenue
                                        Chattanooga, Tennessee 37402
                                        Attention:  Hugh F. Sharber, Esq.
                                        Facsimile Number:  (423) 321-1562

or to such other address as any pay shall have specified by notice in writing to the other parties. All such notices, requests, demands and communications shall be deemed to have been received on the date of delivery.

         12.7 Press Releases and Communications. No press release or public announcement related to this Agreement, the Related Agreements or the Contemplated Transactions or, prior to the Closing, any other announcement or communication to the employees, customers or suppliers of Seller shall be issued or made by any of parties hereto or any of their respective officers, directors, employees, advisors, agents or representatives, without the prior written consent of the other parties. If any party is required by law (based on the advice of counsel) to make an announcement, the other parties shall have the right to review such press release or announcement prior to publication. Following consummation of the Contemplated Transactions, Atrium shall have the right to issue a press release announcing the consummation of the Contemplated Transactions. Atrium shall provide Seller with a courtesy copy.

         12.8 No Third Party Beneficiaries. Except as expressly stated herein, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective personal representatives, heirs, successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement or any of the Related Agreements.

         12.9 Guarantee. To induce Buyer and Atrium to enter into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, for a period of five (5) years from the Closing Date (the "Guarantee Period"), Nancy M. Mills ("Mills"), the sole beneficiary of the Trust, personally and (subject to the proviso below in this Section 12.9) unconditionally guarantees and promises the full and prompt payment, as and when due, of any and all obligations and liabilities of the Trust arising under Article 10 of this Agreement or arising in connection therewith, and agrees to indemnify Buyer and Atrium on demand for any and all reasonable fees and expenses (including, without limitation, reasonable attorneys' fees) incurred by Buyer or Atrium in enforcing its rights under this
Section 12.9; provided,
however, that this personal guarantee shall be applicable only in such instance in which the Trust has distributed principal of the Trust representing proceeds received from the Contemplated Transactions ("Kinco Proceeds") to Mills or a member of her family or for their benefit and, as a result thereof, the Trust does not have sufficient assets to satisfy one or more of its obligations or liabilities arising under Article 10 of this Agreement. In addition, Mills agrees to cause the Trust's independent auditor to provide to Buyer, on a semi-annual basis during the Guarantee Period, an auditor's certificate specifying the Kinco Proceeds then held in the Trust.

         12.10 Construction and Interpretation. This Agreement has been negotiated by the undersigned and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement, or any provision of this Agreement, against the party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

         12.11 Headings. The Section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Throughout this Agreement, the masculine gender shall be deemed to include the feminine and the neuter, the singular the plural, and the plural the singular, all as the context may require.

         12.12 Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

         12.13 [Intentionally omitted.]

         12.14 Joint and Several Liability of Buyer and Atrium. Each of Buyer and Atrium acknowledge and agree that each shall be jointly and severally liable to the Selling Parties for any and all obligations of any of Buyer and Atrium under this Agreement or any Related Agreement (other than the Employment Agreements) or arising in connection herewith or therewith.

         12.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall constitute one and the same agreement.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                                                  EXECUTION COPY


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the day and year first above written.


                                       KINCO, LTD.

                                       BY: KINCO, INC., ITS GENERAL PARTNER


                                       By:
                                          --------------------------------------
                                       Name:  John O'Connell
                                       Title: Vice President


                                       KINCO, INC.


                                       By:
                                          --------------------------------------
                                       Name:  John O'Connell
                                       Title: Vice President


                                       NANCY M. MILLS MARITAL TRUST


                                       By:
                                          --------------------------------------
                                       Name:  Joel W. Richardson, Jr.
                                       Title: Trustee


                                       BANCBOSTON VENTURES, INC.


                                       By:
                                          --------------------------------------
                                       Name:  John J. Quintal
                                       Title: Vice President


                                       -----------------------------------------
                                       ROBERT F. KING


                                       -----------------------------------------
                                       DANIEL DUETT



                   SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT

                                                                  EXECUTION COPY


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the day and year first above written.


                              ATRIUM WINDOWS AND DOORS OF FLORIDA, LLC

                              BY:  ATRIUM SHUTTERS, INC., ITS SOLE MEMBER


                              By:
                                 -----------------------------------------------
                                 Jeff L. Hull
                                 Chairman, President and Chief Executive Officer



                              ATRIUM COMPANIES, INC.


                              By:
                                 -----------------------------------------------
                                 Jeff L. Hull
                                 Chairman, President and Chief Executive Officer




                                     JOINDER


         Nancy M. Mills hereby joins in this Agreement for the sole purpose of agreeing to be bound by the provisions of Section 12.9.




                                 -----------------------------------------------
                                 Nancy M. Mills





                   SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT

                                                                  EXECUTION COPY


                                    SCHEDULES

Schedule 1.5      Assumed Agreements
Schedule 1.30     Excluded Assets
Schedule 1.34     Fixed Assets
Schedule 1.46     Leased Real Estate
Schedule 1.47     Manufacturing Facility Improvements and Attachments
Schedule 1.51     Owned Real Estate
Schedule 3.1      Limited Partners' Allocable Shares
Schedule 3.2      Approvals and Notices Required of Limited Partners
Schedule 4.1      Jurisdictions
Schedule 4.4      Approvals and Notices Required of Seller
Schedule 4.5(a)   Audited Financial Statements
Schedule 4.5(b)   Unaudited Financial Statements
Schedule 4.5(f)   Indebtedness
Schedule 4.5(g)   Financial Statement Differences
Schedule 4.6      Adverse Changes
Schedule 4.7      Title Exceptions
Schedule 4.11     Real Estate Exceptions
Schedule 4.13     Taxes
Schedule 4.14     Employment Agreements
Schedule 4.15     Employment Matters
Schedule 4.16     Employee Benefit Plans
Schedule 4.17     Non-Competition Agreements
Schedule 4.18     Licenses and Permits
Schedule 4.19     Legal Proceedings
Schedule 4.21     Compliance Exceptions
Schedule 4.22     Environmental Matters
Schedule 4.26     Intellectual Property Rights
Schedule 4.27     Insurance
Schedule 4.28     Affiliated Transactions
Schedule 4.29     Change of Control Provisions
Schedule 4.30     Brokerage Fees
Schedule 4.31     Customers, Suppliers and Distributors
Schedule 5.4      Approvals and Notices Required of Buyer
Schedule 6.5      Closing Condition Consents
Schedule 6.21     Releases and Payoffs
Schedule 6.26     Written Acknowledgments

                                                                  EXECUTION COPY


                                    EXHIBITS

Exhibit A                  Assignment and Assumption Agreement

Exhibit B                  Bill of Sale

Exhibit C                  Escrow Agreement

Exhibit D                  Opinion of Selling Parties' Counsel

Exhibit E                  Warrant

Exhibit F                  Buy/Sell Agreement

Exhibit G                  FIRPTA Certificate

Exhibit H                  Employment Agreements

Exhibit I                  Lease Agreement

Exhibit J                  Nondisturbance Agreement

Exhibit K                  Estimated Closing Balance Sheet